Exhibit 10.1

EXECUTION VERSION

$155,000,000

CREDIT AGREEMENT

among

AV HOMES, INC., as Borrower,

and

The Several Lenders from Time to Time Parties Hereto,

and

JPMORGAN CHASE BANK, N.A.,

as an Issuing Lender and Administrative Agent

and

CITIBANK, N.A.,

as Syndication Agent

Dated as of May 18, 2017

JPMORGAN CHASE BANK, N.A.

and

CITIGROUP GLOBAL MARKETS INC.,

as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

SECTION 1.	DEFINITIONS	6

1.1	Defined Terms	6

1.2	Other Definitional Provisions	31

SECTION 2.	AMOUNT AND TERMS OF COMMITMENTS	31

2.1	Commitments	31

2.2	Procedure for Revolving Loan Borrowing	32

2.3	[Reserved]	32

2.4	[Reserved]	32

2.5	Commitment Fees, etc	32

2.6	Termination or Reduction of Commitments	33

2.7	Optional Prepayments	33

2.8	Mandatory Prepayments	33

2.9	Conversion and Continuation Options	33

2.10	Limitations on Eurodollar Tranches	34

2.11	Interest Rates and Payment Dates	34

2.12	Computation of Interest and Fees	34

2.13	Inability to Determine Interest Rate	35

2.14	Pro Rata Treatment and Payments	35

2.15	Requirements of Law	36

2.16	Taxes	38

2.17	Indemnity	41

2.18	Change of Lending Office	41

2.19	Replacement of Lenders	41

2.20	Defaulting Lenders	42

2.21	Increase in Commitments	44

2.22	Extensions of Commitments	45

SECTION 3.	LETTERS OF CREDIT	46

3.1	L/C Commitment	46

3.2	Procedure for Issuance of Letter of Credit	47

3.3	Fees and Other Charges	47

3.4	L/C Participations	48

3.5	Reimbursement Obligation of the Borrower	49

3.6	Obligations Absolute	49

3.7	Letter of Credit Payments	49

3.8	Applications	50

3.9	Cash Collateral	50

SECTION 4.	REPRESENTATIONS AND WARRANTIES	50

4.1	Financial Statement	50

4.2	No Material Adverse Change	51

4.3	Organization, Powers, and Capital Stock	51

4.4	Authorization; and Validity of this Agreement; Consents; etc.	51

4.5	Compliance with Laws and Other Requirements	52

4.6	Litigation	52

4.7	No Default	52

4.8	Title to Properties	52

4.9	Tax Liability	53

4.10	Regulations U and X; Investment Company Act	53

4.11	ERISA Compliance	53

4.12	Subsidiaries; Joint Ventures	54

4.13	Environmental Matters	54

4.14	No Misrepresentation	55

4.15	Solvency	55

4.16	Foreign Direct Investment Regulations	55

4.17	Relationship of the Loan Parties	55

4.18	Insurance	55

4.19	Anti-Corruption Laws and Sanctions	55

4.20	Intellectual Property; Licenses, Etc.	56

4.21	Blocked Account Control Agreement	56

4.22	EEA Financial Institutions	56

SECTION 5.	CONDITIONS PRECEDENT	56

5.1	Conditions to Initial Extension of Credit	56

5.2	Conditions to Each Extension of Credit	58

SECTION 6.	AFFIRMATIVE COVENANTS	58

6.1	Reporting Requirements	59

6.2	Payment of Obligations, Taxes and Other Potential Liens	60

6.3	Preservation of Existence	61

6.4	Maintenance of Properties	61

6.5	Access to Premises and Books	61

6.6	Notices	62

6.7	Addition or Release of Guarantors	62

6.8	Compliance with Laws and Other Requirements	62

6.9	Use of Proceeds	63

6.10	Further Assurances	63

6.11	Interest Reserve Account	63

SECTION 7.	NEGATIVE COVENANTS	63

7.1	Financial Condition Covenants	63

7.2	Liens and Encumbrances	64

7.3	Fundamental Changes; Asset Sales; Acquisitions	64

7.4	Investments	65

7.5	Secured Indebtedness	66

7.6	No Margin Stock	66

7.7	Burdensome Agreements	66

7.8	Restricted Payments	67

7.9	Prepayment of Indebtedness	67

7.10	Pension Plan	67

7.11	Transactions with Affiliates	68

7.12	Use of Proceeds	68

SECTION 8.	EVENTS OF DEFAULT; REMEDIES	68

SECTION 9.	THE ADMINISTRATIVE AGENT	71

9.1	Appointment	71

9.2	Delegation of Duties	71

9.3	Exculpatory Provisions	71

9.4	Reliance by Administrative Agent	72

9.5	Notice of Default	72

9.6	Non-Reliance on Administrative Agent and Other Lenders	72

9.7	Indemnification	73

9.8	Administrative Agent in Its Individual Capacity	73

9.9	Successor Administrative Agent	73

9.10	Syndication Agent	74

SECTION 10.	MISCELLANEOUS	74

10.1	Amendments and Waivers	74

10.2	Notices	75

10.3	No Waiver; Cumulative Remedies	76

10.4	Survival of Representations and Warranties	76

10.5	Payment of Expenses and Taxes	76

10.6	Successors and Assigns; Participations and Assignments	77

10.7	Adjustments; Set off	80

10.8	Counterparts	80

10.9	Severability	80

10.10	Integration	80

10.11	GOVERNING LAW	81

10.12	Submission To Jurisdiction; Waivers	81

10.13	Acknowledgements	81

10.14	Releases of Guarantees	82

10.15	[Reserved]	82

10.16	Confidentiality	82

10.17	WAIVERS OF JURY TRIAL	83

10.18	USA Patriot Act	83

10.19	Acknowledgement of Bail-In Provisions	83

SCHEDULES:

1.1A	Commitments
1.1B	Existing Liens
1.1C	Initial Guarantors
1.1D	Existing Letters of Credit
1.1E	Issuing Lender Addresses
4.11	Pension Plans
4.12	Subsidiaries
6.1(f)	Format of Joint Venture Reporting
7.3	Amenities Disposition
7.5	Secured Indebtedness

EXHIBITS:

A	Form of Guarantee Agreement
B	Form of Compliance Certificate
C	Form of Borrowing Base Certificate
D	Form of Assignment and Assumption
E	Form of New Lender Supplement
F	Form of Exemption Certificates

CREDIT AGREEMENT (this “Agreement”), dated as of May 18, 2017, among AV HOMES, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), JPMORGAN CHASE BANK, N.A., as an Issuing Lender and Administrative Agent (each as hereinafter defined) and CITIBANK, N.A., as Syndication Agent (in such capacity, the “Syndication Agent”).

The parties hereto hereby agree as follows:

SECTION 1.    DEFINITIONS

1.1    Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“ABR”: for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1⁄2 of 1% and (c) the Eurodollar Rate that would be calculated as of such day (or, if such day is not a Business Day, as of the preceding Business Day) in respect of a proposed Eurodollar Loan with a one-month Interest Period plus 1.0%. Any change in the ABR due to a change in the Prime Rate, the Federal Funds Effective Rate or such Eurodollar Rate shall be effective as of the opening of business on the day of such change in the Prime Rate, the Federal Funds Effective Rate or such Eurodollar Rate, respectively.

“ABR Loans”: Loans the rate of interest applicable to which is based upon the ABR.

“Acquisition”: any transaction, or any series of related transactions, by which the Borrower or any Guarantor (i) acquires all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes or by percentage of voting power) of the Voting Stock of another Person.

“Administrative Agent”: JPMorgan Chase Bank, N.A., together with its affiliates, successors and assigns, as the administrative agent for the Lenders under this Agreement and the other Loan Documents.

“Affiliate”: as to any Person, any Person (a) which directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with such Person, or (b) which directly, or indirectly through one or more intermediaries, owns beneficially or of record twenty percent (20%) or more of the Voting Stock of such Person.

“Agent Indemnitee”: as defined in Section 9.7.

“Agreement”: as defined in the preamble hereto.

“Anti-Corruption Laws”: all laws, rules and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Margin”: (a) 2.25%, in the case of ABR Loans and (b) 3.25%, in the case of Eurodollar Loans.

“Application”: an application, in such customary form as an Issuing Lender may specify from time to time, requesting such Issuing Lender to open a Letter of Credit.

“Approved Fund”: any entity that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business and that is administered or managed by (a) a Lender, (b) an Affiliate of Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers”: JPMorgan Chase Bank, N.A. and Citigroup Global Markets Inc.

“Assignee”: as defined in Section 10.6(b).

“Assignment and Assumption”: an Assignment and Assumption, substantially in the form of Exhibit D.

“Authorized Financial Officer”: any of the chief financial officer, treasurer, assistant treasurer or controller of the Borrower.

“Available Commitment”: as to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Commitment then in effect over (b) such Lender’s Percentage Interest of the Outstanding Amount.

“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation”: with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Event”: with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Basel III”: the third of the so-called Basel Accords issued by the Basel Committee on Banking Supervision.

“Benefitted Lender”: as defined in Section 10.7(a).

“Blocked Account Control Agreement”: a blocked account control agreement by and among the relevant Loan Party, the relevant depositary bank (which shall be JPMorgan Chase Bank, N.A. or another financial institution reasonably acceptable to the Administrative Agent), and the Administrative Agent, which agreement shall be in form and substance reasonably satisfactory to the Administrative Agent.

“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower”: as defined in the preamble hereto.

“Borrowing Base”: as of any date, an amount calculated as follows (with each of the following included (x) only to the extent such assets are wholly-owned assets of Loan Parties and are not encumbered by Liens (other than, to the extent any of the following constitute Qualified Real Property Inventory, those Permitted Liens specified in the definition of “Qualified Real Property Inventory”) and (y) subject to the limitations set forth in clauses (i) through (v) below):

(a)    100% of Unrestricted Cash to the extent it exceeds the Interest Reserve; plus

(b)    100% of the amount of Escrow Proceeds Receivable; plus

(c)    85% of the book value of Units Under Contract, Speculative Units and Model Units; plus

(d)    65% of the book value of Finished Lots and Lots Under Development; plus

(e)    50% of the book value of Entitled Land that is not included in the Borrowing Base clauses (a) through (d).

Notwithstanding the foregoing:

(i)    the advance rate for Speculative Units shall decrease to 65% for any Unit that has been a Speculative Unit for more than 360 days;

(ii)    the advance rate for Model Units shall decrease to 65% for any Unit that has been a Model Unit for more than 360 days following the sale of the last production Unit in the applicable project relating to such Model Unit;

(iii)    with respect to any Unit Under Contract, Speculative Unit or Model Unit in respect of which vertical construction commenced more than 36 months prior to such date, the advance rate for such Unit shall decrease to 0%;

(iv)    the Borrowing Base shall not include any amounts under clauses (d) or (e) under the Borrowing Base to the extent that the aggregate amount included in the Borrowing Base from such clauses exceeds 60% of the total Borrowing Base; and

(v)    the Borrowing Base shall not include any amount under clause (e) under the Borrowing Base to the extent that such amount exceeds 40% of the total Borrowing Base.

“Borrowing Base Availability”: as of any date, the lesser of (a)(i) the Commitments minus (ii) the aggregate amount of the Outstanding Amount on such date and (b)(i) the Borrowing Base calculated in the most recently delivered Borrowing Base Certificate minus (ii) the Borrowing Base Debt on such date.

“Borrowing Base Certificate”: a certificate setting forth the Borrowing Base duly executed by an Authorized Financial Officer substantially in the form of Exhibit C.

“Borrowing Base Debt”: as of any date, (a) Consolidated Debt minus (b) Subordinated Debt (other than that portion of Subordinated Debt due within one year as a regularly scheduled principal payment).

“Borrowing Date”: any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

“Business”: the business of owning, developing and selling single-family residential real estate (including Real Property Inventory), acquiring real estate for such purposes and, in connection therewith, providing the required services, credit and other facilities related thereto.

“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

“Capital Stock”: any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of any Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease”: with respect to any Person, any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Capitalized Lease Obligations”: any obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of any such obligations shall be the capitalized amount thereof determined in accordance with GAAP at the time any determination thereof is to be made. Notwithstanding the foregoing, any obligations of a Person under a lease (whether existing now or entered into in the future) that is not (or would not be) a Capitalized Lease Obligation under GAAP as in effect on the Closing Date shall not be treated as a Capitalized Lease Obligation solely as a result of the changes in GAAP described in the Accounting Standards Update to Leases (Topic 842) issued by the Financial Accounting Standards Board in February 2016.

“Cash Collateralize”: to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Lenders or Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and each applicable Issuing Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and each applicable Issuing Lender. “Cash Collateralized” and “Cash Collateralization” shall have a meaning correlative to the foregoing. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents”: (1) securities, certificates and notes with maturities of 364 days or less from the date of acquisition that are within one of the following classifications: (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) mortgage-backed securities issued or fully guaranteed or insured by the Federal Home Loan Mortgage Corporation, Federal National Mortgage Association, or a similar government sponsored enterprise or mortgage agency, (c) securities issued by States, territories and possessions of the United States and their political subdivisions (municipalities), with ratings of at least “A” or the equivalent thereof by Standard & Poor’s Financial Services LLC (“S&P”) or Moody’s Investors Services, Inc. (“Moody’s”), (d) time deposits, certificates of deposit, bankers’ acceptances, or similar short-term notes issued by a commercial bank domiciled and registered in the United States which has (or the holding company of which has) a commercial paper rating of at least A-l or the equivalent thereof by S&P or P-l or the equivalent thereof by Moody’s or (e) commercial paper of a domestic issuer rated at least A-l or the equivalent thereof by S&P or P-l or the equivalent thereof by Moody’s; and (2) money market mutual funds which invest in securities listed in (a) through (e) above with a weighted average maturity of less than one year.

“CDD”: a Community Development District, Community Development Authority, Special Assessment District and/or similar governmental or quasi-governmental entity created under state or local statutes to encourage planned community development and to allow for the construction, purchase and/or maintenance of long-term infrastructure and recreational assets through alternative financing sources, including the tax-exempt and/or the taxable bond markets.

“Change in Status”: the occurrence of any of the following events with respect to a Subsidiary that, immediately prior to such event, is a Loan Party: (a) all of the assets of such Subsidiary are sold or otherwise disposed of in a transaction in compliance with the terms of this Agreement; (b) all of the Capital Stock of such Subsidiary held by the Borrower or any Restricted Subsidiary is sold or otherwise disposed of to any Person other than a Borrower or a Restricted Subsidiary in a transaction in compliance with the terms of this Agreement; or (c) such Subsidiary is designated an Unrestricted Subsidiary (or otherwise ceases to be a Restricted Subsidiary, including by way of liquidation or merger) in compliance with the terms of this Agreement.

“Change of Control”: (a) any Person or group (as that term is understood under Section 13(d) of the Exchange Act and the rules and regulations thereunder) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of a percentage (based on voting power, in the event different classes of stock shall have different voting powers) of the voting stock of the Borrower equal to at least fifty percent (50%); or (b) as of any date a majority of the board of directors of the Borrower consists of individuals who were not either (i) directors of the Borrower as of the corresponding date of the previous year, (ii) selected or nominated to become directors by the board of directors of the Borrower of which a majority consisted of individuals described in clause (b)(i) above or (iii) selected or nominated to become directors by the board of directors of the Borrower of which a majority consisted of individuals described in clause (b)(i) above and individuals described in clause (b)(ii) above.

“Closing Date”: the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied.

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Collateral”: has the meaning assigned to such term in Section 4.21.

“Commitment”: as to any Lender, the obligation of such Lender to make Revolving Loans and participate in Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Commitment” opposite such Lender’s name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. “Commitments” refers to the collective amount of each Lender’s Commitment described hereto. The original amount of the Total Commitments as of the Closing Date is $155,000,000.

“Commitment Fee Rate”: 0.50% per annum.

“Commitment Period”: the period from and including the Closing Date to the Termination Date.

“Competitor”: any Person that is itself, or is owned or Controlled by, a Person that is (i) listed on the most recent Builder 100 list published by Builder magazine, ranked by revenues or closings (or if such list is no longer published, identified in such other published list or through such other means as is mutually agreed by the Administrative Agent and the Borrower) or any Affiliate of such Person or (ii) engaged primarily in the Business or the business of investing in distressed real estate and is not a banking institution, life insurance company, fund or other similar financial institution that ordinarily is engaged in the business of making real estate loans in the ordinary course of business.

“Compliance Certificate”: a certificate duly executed by an Authorized Financial Officer substantially in the form of Exhibit B.

“Consolidated Debt”: at any date, without duplication:

(a)    all funded Indebtedness (other than Contingent Obligations) of the Loan Parties and their respective Subsidiaries (other than Unrestricted Subsidiaries) determined on a consolidated basis in accordance with GAAP; plus

(b)    funded Indebtedness of each Joint Venture to the extent that it has recourse to or is guaranteed by the Borrower or any other Loan Party; plus

(c)    Contingent Obligations of the Loan Parties and their respective Subsidiaries (other than Unrestricted Subsidiaries), regardless of whether amounts are then due and payable in respect thereof; plus

(c)    the sum of all reimbursement obligations with respect to drawn Performance Letters of Credit and Financial Letters of Credit (excluding any portion of the actual or potential reimbursement obligations that are secured by cash collateral), in each case for which the applicant is a Loan Party or any of its Subsidiaries (other than Unrestricted Subsidiaries); plus

(d)    funded Indebtedness of Unrestricted Subsidiaries or third parties to the extent that it has recourse to or is guaranteed by any Loan Party or any of its Subsidiaries (other than Unrestricted Subsidiaries); plus

(e)    the net aggregate Swap Termination Value of all agreements relating to Hedging Obligations of the Loan Parties and their respective Subsidiaries (other than Unrestricted Subsidiaries).

Notwithstanding the foregoing, “Consolidated Debt” shall exclude (i) Indebtedness of a Loan Party to another Loan Party, (ii) except as otherwise provided in the foregoing clauses (b), (c) and (d), Indebtedness of Unrestricted Subsidiaries and Joint Ventures that otherwise is consolidated under GAAP, (iii) (x) Capitalized Lease Obligations pertaining to Model Units and (y) at any time, up to $5,000,000 of Capitalized Lease Obligations not described in sub-clause (x) of this clause (iii), (iv) liabilities relating to real estate not owned as determined under GAAP and (v) Contingent Obligations of a Loan Party with respect to obligations of another Loan Party.

“Consolidated EBITDA”: for any period, (a) the Consolidated Net Income of the Loan Parties and their respective Subsidiaries plus (b) to the extent deducted from revenues in determining Consolidated Net Income of the Loan Parties and their respective Subsidiaries and without duplication: (i) Consolidated Interest Expense, (ii) expense for income taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) non-cash (including impairment) charges, (vi) extraordinary losses, (vii) loss (gain) on early extinguishment of indebtedness, (viii) fees, costs or expenses paid in connection with the repurchase or redemption of the Borrower’s 8.50% senior notes due 2019 and (ix) non-cash charges resulting from the application of purchase accounting to in-process inventory in relation to any consummated sale of such inventory by the Loan Parties or their respective Subsidiaries, minus (c) to the extent added to revenues in determining Consolidated Net Income, non-cash gains and extraordinary gains (including for the avoidance of doubt, gains relating to the release of any tax valuation asset reserves); provided, however, that Consolidated EBITDA shall include net income of any Unrestricted Subsidiary or Joint Venture only to the extent distributed to Loan Parties.

“Consolidated Interest Expense”: for any period, the consolidated interest expense and capitalized interest and other interest charges amortized to cost of sales of Loan Parties and their respective Subsidiaries (other than Unrestricted Subsidiaries) for such period, determined on a consolidated basis in accordance with GAAP; provided, however, “Consolidated Interest Expense” shall exclude Consolidated Interest Expense of Joint Ventures (but only to the extent that any corresponding Indebtedness does not have recourse to, and is not guaranteed by, a Loan Party) that otherwise is consolidated under GAAP.

“Consolidated Interest Incurred”: for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of interest (excluding interest of a Loan Party to another Loan Party) incurred, whether such interest was expensed or capitalized, paid, accrued, or scheduled to be paid or accrued during such period by the Loan Parties and their respective Subsidiaries during such period, including (a) the interest portion of all deferred payment obligations, and (b) all commissions, discounts, and other fees and charges (excluding premiums) owed with respect to bankers’ acceptances and letter of credit financings (including, without limitation, letter of credit fees) and Hedging Obligations, in each case to the extent attributable to such period; provided, however, that (x) the Consolidated Interest Incurred of any Subsidiary shall only be included in the amount of the Loan Parties’ pro-rata share of interest, (y) for the avoidance of doubt, Consolidated Interest Incurred shall not include the amortization of deferred financing costs or expenses, and (z) “Consolidated Interest Incurred” shall exclude Consolidated Interest Incurred of Joint Ventures and Unrestricted Subsidiaries (but (i) only to the extent that any corresponding Indebtedness does not have recourse to, and is not guaranteed by, a Loan Party and (ii) Consolidated Interest Incurred of Joint Ventures and Unrestricted Subsidiaries shall be included to the extent any such interest is paid by any Loan Party) that otherwise is consolidated under GAAP. For purposes of this definition, interest on Capital Leases shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such Capital Leases in accordance with GAAP.

“Consolidated Net Income”: for any period, the net income (or loss) attributable to the Loan Parties and their respective Subsidiaries (other than Unrestricted Subsidiaries) for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Tangible Net Worth”: at any date, the consolidated stockholders equity, less Intangible Assets, of the Loan Parties and their respective Subsidiaries (other than Unrestricted Subsidiaries) determined in accordance with GAAP on a consolidated basis, all determined as of such date.

“Contingent Obligation”: with respect to any Person, any agreement, undertaking or arrangement by which such Person assumes, guarantees (which, for the avoidance of doubt, shall include payment guarantees), endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the monetary obligation or monetary liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including any comfort letter, operating agreement, take-or-pay contract, “put” agreement or other similar arrangement; provided that Contingent Obligations shall not include (w) re-margin guarantees, (x) obligations (including indemnity obligations, but excluding Indebtedness for borrowed money) incurred in the ordinary course of business, including in respect of land acquisition contracts, (y) endorsements of instruments for deposit or collection in the ordinary course of business and (z) the development liability for sold land described in Note 8 to the consolidated financial statements of the Borrower as of December 31, 2013 included in the Form 10-K of the Borrower for the period ended December 31, 2013 and similar obligations. The amount of any Contingent Obligation shall be equal to the amount so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

“Contractual Obligation”: any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control”: the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Party”: the Administrative Agent, the Issuing Lenders or any other Lender and, for the purposes of Section 10.13 only, the Arrangers.

“Default”: any event or circumstance that, with the giving of notice or passage of time, or both, would become an Event of Default.

“Defaulting Lender”: any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, (d) has become the subject of a Bankruptcy Event or (e) has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action.

“Dollars” and “$”: dollars in lawful currency of the United States.

“EEA Financial Institution”: (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority”: any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee”: any of (i) a Lender or a Lender Affiliate, (ii) a commercial bank organized under the laws of the United States, or any State thereof, and having (x) total assets in excess of $1,000,000,000 and (y) a combined capital and surplus of at least $250,000,000; (iii) a commercial bank organized under the laws of any other country which is a member of OECD, or a political subdivision of any such country, and having (x) total assets in excess of $1,000,000,000 and (y) a combined capital and surplus of at least $250,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of OECD; (iv) a life insurance company organized under the laws of any State of the United States, or organized under the laws of any country and licensed as a life insurer by any State within the United States and having admitted assets of at least $1,000,000,000; (v) a nationally or internationally recognized investment banking company or other financial institution in the business of making, investing in or purchasing loans, or an Affiliate thereof organized under the laws of any State of the United States or any other country which is a member of OECD, and licensed or qualified to conduct such business under the laws of any such State and having (1) total assets of at least $1,000,000,000 and (2) a net worth of at least $250,000,000; or (vi) an Approved Fund. Notwithstanding the foregoing, the following shall not be “Eligible Assignees”: (a) any Defaulting Lender, (b) the Borrower or any of its Affiliates and (c) Competitors identified to the Administrative Agent and the Lenders from time to time.

“Entitled Land”: Qualified Real Property Inventory comprised of land where all requisite zoning requirements and land use requirements have been satisfied, and all requisite approvals have been obtained from all applicable Governmental Authorities (other than approvals which are simply ministerial and non-discretionary in nature or otherwise not material) in order to develop the land as a residential housing project.

“Environmental Laws”: any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirement of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or safety, or the environment, as now or may at any time hereafter be in effect.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate”: (a) any entity, whether or not incorporated, that is under common control with a Loan Party within the meaning of Section 4001(a)(14) of ERISA; (b) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which a Loan Party is a member; (c) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which a Loan Party is a member; and (d) with respect to any Loan Party, any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which that Loan Party, any corporation described in clause (b) above or any trade or business described in clause (c) above is a member. Any former ERISA Affiliate of any Loan Party shall continue to be considered an ERISA Affiliate of the Loan Party within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of the Loan Party and with respect to liabilities arising after such period for which the Loan Party could be liable under the Code or ERISA.

“ERISA Event”: (a) the failure of any Plan to comply with any material provisions of ERISA and/or the Code (and applicable regulations under either) or with the material terms of such Plan; (b) the existence with respect to any Plan of a non-exempt Prohibited Transaction; (c) any Reportable Event; (d) the failure of any Loan Party or ERISA Affiliate to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or any failure by any Pension Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Pension Plan, whether or not waived in accordance with Section 412(c) of the Code or Section 302(c) of ERISA; (e) a determination that any Pension Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (f) the filing pursuant to Section 412 of the Code or Section 302 of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (g) the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or the incurrence by any Loan Party or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Pension Plan, including but not limited to the imposition of any Lien in favor of the PBGC or any Pension Plan; (h) the receipt by any Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan under Section 4042 of ERISA; (i) the failure by any Loan Party or any of its ERISA Affiliates to make any required contribution to a Multiemployer Plan pursuant to Sections 431 or 432 of the Code; (j) the incurrence by any Loan Party or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Pension Plan or Multiemployer Plan; (k) the receipt by any Loan Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from a Loan Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, Insolvent, in “endangered” or “critical” status (within the meaning of Sections 431 or 432 of the Code or Sections 304 or 305 of ERISA), or terminated (within the meaning of Section 4041A of ERISA) or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (l) the failure by any Loan Party or any of its ERISA Affiliates to pay when due (after expiration of any applicable grace period) any installment payment with respect to Withdrawal Liability under Section 4201 of ERISA; (m) the withdrawal by any Loan Party or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to any Loan Party or any of their respective ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (n) the imposition of liability on any Loan Party or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (o) the occurrence of an act or omission which could give rise to the imposition on any Loan Party or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Plan; (p) the assertion of a material claim (other than routine claims for benefits) against any Plan other than a Multiemployer Plan or the assets thereof, or against any Loan Party or any of their respective ERISA Affiliates in connection with any Plan; (q) receipt from the IRS of notice of the failure of any Pension Plan (or any other Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan (or any other Plan) to qualify for exemption from taxation under Section 501(a) of the Code; or (r) the imposition of a Lien pursuant to Section 430(k) of the Code or pursuant to ERISA with respect to any Pension Plan.

“Escrow Proceeds Receivable”: (a) funds unconditionally due to the Borrower or any Guarantor held in escrow following the sale and conveyance of title of a Unit to a buyer and (b) non-refundable deposits held in escrow for the benefit of the Borrower or any Guarantor.

“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurocurrency Reserve Requirements”: for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

“Eurodollar Base Rate”: with respect to any Eurodollar Loan for any Interest Period, the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for Dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters Screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time as selected by the Administrative Agent in its reasonable discretion; in each case, the “Screen Rate”) at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period; provided, that, if the Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to Dollars then the Eurodollar Base Rate shall be the Interpolated Rate. “Interpolated Rate” means the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Screen Rate for the longest period (for which that Screen Rate is available in Dollars) that is shorter than the Impacted Interest Period and (b) the Screen Rate for the shortest period (for which that Screen Rate is available for Dollars) that exceeds the Impacted Interest Period, in each case at such time. Notwithstanding the foregoing, if the Eurodollar Base Rate is less than zero, it shall be deemed to be zero for purposes of this Agreement.

“Eurodollar Loans”: Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

“Eurodollar Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula:

Eurodollar Base Rate

1.00 - Eurocurrency Reserve Requirements

“Eurodollar Tranche”: the collective reference to those Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Eurodollar Loans shall originally have been made on the same date).

“Event of Default”: any of the events specified in Section 8.

“Exchange Act”: the Securities Exchange Act of 1934, as amended.

“Existing Credit Agreement”: Credit Agreement, dated as of April 7, 2014, among the Borrower, the lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents party thereto (as amended, supplemented or otherwise modified from time to time prior to the Closing Date).

“Existing Letters of Credit”: the letters of credit issued and outstanding immediately prior to the Closing Date and set forth on Schedule 1.1D.

“Extended Commitment” has the meaning assigned to such term in Section 2.22(a).

“Extension” has the meaning assigned to such term in Section 2.22(a).

“Extension Offer” has the meaning assigned to such term in Section 2.22(a).

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate”: for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided that if the Federal Funds Effective Rate is less than zero, it shall be deemed to be zero for purposes of this Agreement.

“Financial Letter of Credit”: a letter of credit that is not a Performance Letter of Credit.

“Financial Services Subsidiary”: a Subsidiary engaged exclusively in mortgage banking (including mortgage origination, loan servicing, mortgage broker and title and escrow businesses), master servicing and related activities, including, without limitation, a Subsidiary which facilitates the financing of mortgage loans and mortgage-backed securities and the securitization of mortgage-backed bonds and other activities ancillary thereto. Any Financial Services Subsidiary may execute and deliver to the Administrative Agent a supplement to the Guarantee Agreement and become a Guarantor.

“Finished Lots”: Entitled Land with respect to which (a) work has been completed in relation to such Entitled Land to such an extent that building permits at each Unit on such Entitled Land may be obtained and (b) vertical construction has not commenced.

“Foreign Benefit Arrangement”: any employee benefit arrangement mandated by non-US law that is maintained or contributed to by any Group Member, any ERISA Affiliate or any other entity related to a Group Member on a controlled group basis.

“Foreign Plan”: each employee benefit plan (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) that is not subject to US law and is maintained or contributed to by any Group Member, or ERISA Affiliate or any other entity related to a Group Member on a controlled group basis.

“Foreign Plan Event”: with respect to any Foreign Benefit Arrangement or Foreign Plan, (a) the failure to make or, if applicable, accrue in accordance with normal accounting practices, any employer or employee contributions required by applicable law or by the terms of such Foreign Benefit Arrangement or Foreign Plan; (b) the failure to register or loss of good standing with applicable regulatory authorities of any such Foreign Benefit Arrangement or Foreign Plan required to be registered; or (c) the failure of any Foreign Benefit Arrangement or Foreign Plan to comply with any material provisions of applicable law and regulations or with the material terms of such Foreign Benefit Arrangement or Foreign Plan.

“Fronting Exposure”: at any time there is a Defaulting Lender, with respect to any Issuing Lender, such Defaulting Lender’s Percentage Interest of the outstanding L/C Obligations with respect to Letters of Credit issued by such Issuing Lender other than L/C Obligations as to which such Defaulting

Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Funding Office”: the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

“GAAP”: generally accepted accounting principles in the United States as in effect from time to time; provided that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“Governmental Authority”: any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, taxing, regulatory, or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Guarantee Agreement”: the Guarantee Agreement to be executed and delivered by each Guarantor, substantially in the form of Exhibit A.

“Guarantors”: each direct or indirect Subsidiary of the Borrower except Unrestricted Subsidiaries. The initial Guarantors are indicated on Schedule 1.1C to this Agreement.

“Hazardous Substances”: all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, infectious or medical wastes and all other substances or wastes of any nature that are regulated pursuant to, or would give rise to liability under, any Environmental Law.

“Hedging Obligations”: with respect to any Person, any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), (a) under any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, commodity prices, exchange rates or forward rates applicable to such party’s assets, liabilities, or exchange transaction, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

“Increased Facility Closing Date”: as defined in Section 2.21.

“Indebtedness”: with respect to any Person, at any date, without duplication, (a) all liabilities and obligations, contingent or otherwise, of such Person, (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the deferred and unpaid balance of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors (but specifically excluding from such exception the deferred purchase price of Real Property Inventory), (iv) evidenced by bankers’ acceptances, (v) consisting of obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, except Liens described in clauses (b) through (f) of the definition of “Permitted Liens”, so long as the obligations secured thereby are not more than sixty (60) days delinquent, (vi) consisting of Capitalized Lease Obligations (including any Capitalized Leases entered into as a part of a sale/leaseback transaction), (vii) consisting of liabilities and obligations under any receivable sales transactions, (viii) consisting of a Financial Letter of Credit (but excluding Performance Letters of Credit and performance or surety bonds) or a reimbursement obligation of such Person with respect to any Financial Letter of Credit (but excluding Performance Letters of Credit and performance or surety bonds), (ix) consisting of the net obligations of such Person with respect to any Hedging Obligations, (x) consisting of Off-Balance Sheet Liabilities or (xi) consisting of Contingent Obligations; and (b) obligations of such Person to purchase securities or other property arising out of or in connection with the sale of the same or substantially similar securities or property.

“Indemnified Liabilities”: as defined in Section 10.5.

“Indemnitee”: as defined in Section 10.5.

“Intangible Assets”: assets that are considered to be intangible assets under GAAP, including, to the extent considered to be intangible assets under GAAP, customer lists, goodwill, copyrights, trade names, trademarks, patents, franchises and licenses.

“Interest Coverage Ratio”: as of any date, for a rolling period of the most recent four fiscal quarters for which financial statements are available, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Incurred.

“Interest Payment Date”: (a) as to any ABR Loan, the last Business Day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, and a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Loan that is an ABR Loan), the date of any repayment or prepayment made in respect thereof.

“Interest Period”: as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter (or, such other period as may be agreed to by all Lenders), as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter (or, such other period as may be agreed to by all Lenders), as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 11:00 A.M., New York City time, on the date that is three (3) Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

(i)    if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii)    the Borrower may not select an Interest Period that would extend beyond the Termination Date; and

(iii)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

“Interest Reserve”: (a) at any time that the Interest Coverage Ratio, as of the last day of the most recently ended fiscal quarter, is less than 1.5 to 1.0, the Minimum Liquidity Amount and (b) at any time that the Interest Coverage Ratio, as of the last day of the most recently ended fiscal quarter, is more than 1.5 to 1.0, zero.

“Interest Reserve Account”: one or more deposit accounts or securities accounts (to which are credited only cash and Cash Equivalents representing the Interest Reserve) maintained by the Borrower with the Administrative Agent or its designee or such other financial institution reasonably acceptable to the Administrative Agent in which the Administrative Agent has (for the ratable benefit of the Lenders and the Administrative Agent) a first priority security interest and Lien, perfected by control pursuant to a Blocked Account Control Agreement, as collateral security for the Obligations.

“Interpolated Rate”: as defined in the definition of “Eurodollar Base Rate”.

“Investment”: (a) the purchase or other acquisition of Capital Stock or other securities of another Person, (b) a loan, advance, extension of credit (by way of guarantee or otherwise) or capital contribution to another Person or (c) the purchase or other acquisition of assets of another Person that constitute a business unit. For purposes hereof, the book value of any Investment shall be calculated in accordance with GAAP unless otherwise specified herein.

“Issuance Date”: the date of issuance of a Letter of Credit by an Issuing Lender.

“Issuing Lender”: JPMorgan Chase Bank, N.A., in its capacity as issuer of any Letter of Credit, and any other Lender approved by the Borrower that has agreed in its sole discretion to act as an “Issuing Lender” hereunder, or, in each case, any of their respective affiliates, in each case in its capacity as issuer of any Letter of Credit and with respect to all or a portion of the L/C Commitment (as agreed separately in writing with the Borrower). Each reference herein to “the Issuing Lenders” shall be the collective reference to each Issuing Lender.

“Issuing Lender Commitment”: (a) with respect to JPMorgan Chase Bank, N.A., $35,000,000 and (b) with respect to any other Issuing Lender, such amount as may be separately agreed in writing by such Issuing Lender and the Borrower.

“Joint Venture”: any Person, other than a Subsidiary, in which the Borrower or a Subsidiary holds any stock, partnership interest, joint venture interest, limited liability company interest or other equity interest.

“L/C Commitment”: at any time, an amount equal to 50% of the amount of the Total Commitments then in effect.

“L/C Exposure”: at any time, the total L/C Obligations. The L/C Exposure of any Lender at any time shall be its Percentage Interest of the total L/C Exposure at such time.

“L/C Obligations”: at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

“L/C Participants”: the collective reference to all the Lenders other than the applicable Issuing Lender.

“Lenders”: as defined in the preamble hereto; provided that at any point in time, “Lenders” shall only include those Lenders that hold a Commitment at such time, or if the Commitments have been terminated (or any portion thereof has expired and Lenders with expired Commitments still hold a portion of the Borrowing Base Debt), the Borrowing Base Debt at such time.

“Letters of Credit”: as defined in Section 3.1(a).

“Leverage Ratio”: the ratio, as of any date, of (a) Consolidated Debt minus Unrestricted Cash, to the extent Unrestricted Cash exceeds the Interest Reserve, divided by (b) Consolidated Debt plus Consolidated Tangible Net Worth minus Unrestricted Cash, to the extent Unrestricted Cash exceeds the Interest Reserve.

“Lien”: any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, charge, encumbrance, lien (statutory or other), preference, priority or other security agreement or similar preferential arrangement of any kind or nature whatsoever (including without limitation any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the authorized filing by or against a Person of any financing statement as debtor under the Uniform Commercial Code or comparable law of any jurisdiction). For the avoidance of doubt, a restriction, covenant, easement, right of way, or similar encumbrance affecting any interest in real property owned by any Loan Party and which does not secure an obligation to pay money is not a Lien.

“Liquidity”: at any time, the sum of all Unrestricted Cash held by the Loan Parties and their respective Subsidiaries (other than Unrestricted Subsidiaries).

“Loan”: any Revolving Loan made by any Lender pursuant to this Agreement.

“Loan Documents”: this Agreement, the Guarantee Agreement, the Notes (if any), all other documents (if any) from time to time executed and delivered by a Loan Party that evidence, secure or guarantee any of the Obligations and any amendment, waiver, supplement or other modification to any of the foregoing.

“Loan Parties”: as of any date, collectively, the Borrower and the Guarantors. A “Loan Party” shall mean, the Borrower or any Guarantor, individually.

“Lots Under Development”: Entitled Land where physical site work has commenced but which is not a Finished Lot, Unit Under Construction or Unit Under Contract.

“Material Adverse Effect”: (a) a change, event or circumstance that could reasonably be expected to result in a material adverse effect on the financial condition of the Loan Parties and their respective Subsidiaries, taken as a whole; (b) a material impairment of the ability of the Borrower or any other Loan Party to perform its payment or other material obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect, or enforceability against the Borrower or any other Loan Party of any payment or material obligations of the Borrower or such other Loan Party under any Loan Document to which it is a party.

“Minimum Liquidity Amount”: as defined in Section 7.1(b).

“Model Unit”: a Unit Under Construction to be used as a model home in connection with the sale of Units in a residential housing project.

“Multiemployer Plan”: any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“New Lender”: as defined in Section 2.21.

“New Lender Supplement”: as defined in Section 2.21.

“Non-Excluded Taxes”: as defined in Section 2.16(a).

“Non-Recourse Indebtedness”: Indebtedness of a Loan Party for which its liability is limited to the Real Property Inventory upon which it grants a Lien to the holder of such Indebtedness as security for such Indebtedness (including, in the case of Indebtedness of a Subsidiary that holds title to Real Property Inventory, liability of that Subsidiary and liabilities secured by a pledge of the equity interests of such Subsidiary (if such Real Property Inventory constitutes all or substantially all the assets of such Subsidiary)).

“Non-U.S. Lender”: as defined in Section 2.16(d).

“Notes”: the collective reference to any promissory note evidencing Loans.

“NYFRB”: the Federal Reserve Bank of New York.

“Obligations”: the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

“OECD”: the Organization of Economic Cooperation and Development.

“Off-Balance Sheet Liabilities”: (a) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries or (b) any liability of such Person or any of its Subsidiaries under any financing lease, any synthetic lease (under which all or a portion of the rent payments made by the lessee are treated, for tax purposes, as payments of interest, notwithstanding that the lease may constitute an operating lease under GAAP) or any other similar lease transaction.

“Other Taxes”: any and all present or future stamp or documentary taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document (including any interest, additions to tax or penalties applicable thereto), except any such taxes that are described under clause (ii) of the first sentence of Section 2.16(a) and that are imposed with respect to an assignment or transfer (other than an assignment or transfer made pursuant to Section 2.19).

“Outstanding Amount”: as of any date, the aggregate principal amount of Loans outstanding after giving effect to any borrowings, repayments and prepayments on such date plus the amount of L/C Obligations outstanding on such date after giving effect to any issuance or reimbursements made on such date.

“Participant”: as defined in Section 10.6(c).

“Participant Register”: as defined in Section 10.6(c).

“PBGC”: the Pension Benefit Guaranty Corporation established under Section 4002 of ERISA and any successor entity performing similar functions.

“Pension Plan”: any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Percentage Interest”: as to any Lender at any time, the percentage which such Lender’s Commitment then constitutes of the Total Commitments or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding; provided, that, in the event that the Loans are paid in full prior to the reduction to zero of the Outstanding Amount, the Percentage Interests shall be determined in a manner designed to ensure that the remaining Outstanding Amount shall be held by the Lenders on a comparable basis. Notwithstanding the foregoing, when a Defaulting Lender shall exist, the Percentage Interest of any Lender shall, for purposes of the definition of “Available Commitment”, the definition of “L/C Exposure” and Section 3.4(a) be adjusted to give effect to any reallocation effected pursuant to Section 2.20.

“Performance Letter of Credit”: any letter of credit issued: (a) on behalf of a Person in favor of a Governmental Authority, including any utility, water, or sewer authority, or other similar entity, for the purpose of assuring such Governmental Authority that such Person or an Affiliate of such Person will properly and timely complete work it has agreed to perform for the benefit of such Governmental Authority; (b) in lieu of cash deposits to obtain a license, in place of a utility deposit, or for land option contracts; (c) in lieu of other contract performance, to secure performance warranties payable upon breach, and to secure the performance of labor and materials, including construction, bid, and performance bonds; or (d) to secure refund or advance payments on contractual obligations where default of a performance-related contract has occurred.

“Permitted Acquisition”: any Acquisition (other than by means of a hostile takeover, hostile tender offer or other similar hostile transaction) of a business or entity engaged primarily in the Business or a business reasonably related thereto or a reasonable extension thereof, in respect of which the majority of shareholders (or other equity interest holders), the board of directors or other governing body thereof approves such Acquisition, provided that, immediately before and after giving effect to such Acquisition, no Default or Event of Default has occurred and is continuing.

“Permitted Liens”:

(a)    Liens existing on the date of this Agreement and described on Schedule 1.1B hereto and Liens, if any, granted to secure the Obligations;

(b)    Liens imposed by Governmental Authorities for taxes, assessments or other charges (other than any such obligation imposed pursuant to Section 430(k) of the Code or 303(k) of ERISA) not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP;

(c)    statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law (even if pursuant to additional notices or filings authorized by statute) in the ordinary course of business provided that (i) the underlying obligations are not overdue or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP; provided that the aggregate amount of Liens outstanding at any time pursuant to this clause (ii) shall in no event exceed the lesser of (x) $30,000,000 and (y) from and after the Closing Date, 15% of the Borrowing Base (with the Borrowing Base calculated without including any amounts pursuant to clause (a) of the definition of “Borrowing Base”) at such time;

(d)    Liens securing the performance of bids, trade contracts (other than borrowed money or the purchase price of property or services), leases, statutory obligations, surety and appeal bonds, performance bonds (including construction bonds) and other obligations of a like nature incurred in the ordinary course of business;

(e)    Liens in favor of surety bond companies pursuant to indemnity agreements to secure the reimbursement obligations of any of the Loan Parties on construction bonds, provided (A) the Liens securing construction bonds shall be limited to the assets of, as appropriate, the applicable Loan Parties at, and the rights of, as appropriate, the applicable Loan Parties arising out of, the projects that are the subject of the construction bonds, (B) the Liens shall not attach to any real estate and (C) the aggregate amount of such Liens at any time shall not exceed the dollar amount of construction bonds then outstanding;

(f)    easements, rights-of-way, zoning restrictions, assessment district or similar Liens in connection with municipal financing or community development bonds, and similar restrictions, encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the real estate subject thereto (as such real estate is used by any Loan Party) or interfere with the ordinary conduct of the business of the Loan Parties;

(g)    pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation;

(h)    Liens securing Indebtedness of a Person existing at the time such Person becomes a Loan Party or is merged with or into a Loan Party and Liens on assets or properties at the time of acquisition thereof, provided that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof and do not extend to any other assets;

(i)    Liens securing Non-Recourse Indebtedness and other Liens securing Secured Indebtedness permitted under this Agreement, including, without limitation, any Liens (and associated Secured Indebtedness) pursuant to development agreements or land contracts for the purchase or sale of real property, which secure (i) the return of a land deposit from another builder and/or developer, (ii) development obligations, (iii) the deferred purchase price of land or other payments due to the seller pursuant to a contract for the purchase of real property and (iv) other similar Liens in connection with development agreements or land contracts for the purchase or sale of real property; provided that, in each case, such Liens do not extend to assets other than such real property;

(j)    Liens securing obligations of any Loan Party to any third party in connection with (i) Profit and Participation Agreements, (ii) any option or right of first refusal to purchase real property or marketing deed of trust granted to the master developer or the seller of real property that arises as a result of the non-use or non-development of such real property by such Loan Party or relates to the coordinated marketing and promotion by the master developer, or (iii) joint development agreements with third parties to perform and/or pay for or reimburse the costs of construction and/or development related to or benefiting any Loan Party’s property and property belonging to such third parties, in each case entered into in the ordinary course of such Loan Party’s business;

(k)    Liens securing Indebtedness incurred to refinance any Indebtedness that was previously so secured by a Lien and permitted hereunder (which refinancing Indebtedness may exceed the amount refinanced, provided such refinancing Indebtedness is otherwise permitted under this Agreement) upon terms and conditions substantially similar to the terms of the Lien securing such refinanced Indebtedness immediately prior to it having been so refinanced;

(l)    Liens determined by the Borrower in good faith (in consultation with the Administrative Agent) to have arisen pursuant to vexatious, frivolous or meritless claims, suits, actions or filings, or other similar bad faith actions, taken by a Person not an Affiliate of the Borrower; provided that a Loan Party is disputing such Lien in good faith and by appropriate proceedings;

(m)    Liens securing Hedging Obligations arising in the ordinary course of business of a Loan Party and not for speculative purposes;

(n)    Liens securing obligations of a Loan Party arising in connection with letters of credit and/or letter of credit facilities;

(o)    Liens securing Capitalized Lease Obligations entered into in the ordinary course of business and that do not extend to assets other than the assets that are the subject of the applicable Capital Lease;

(p)    Liens of landlords, arising solely by operation of law, on fixtures and moveable property located on premises leased in the ordinary course of business; provided, however, that the rental payments secured thereby are not yet due;

(q)    Liens arising as a result of a judgment or judgments against the Borrower or any of the Guarantors which do not in the aggregate exceed $10,000,000 at any one time outstanding,

which are being diligently contested in good faith, which are not the subject of any attachment, levy or enforcement proceeding, and as to which appropriate reserves have been established in accordance with GAAP;

(r)    Liens securing payments required to be made by Loan Parties to CDDs with respect to bonds issued by such CDDs;

(s)    Liens securing other Indebtedness or obligations in an amount not in excess of $20,000,000 in the aggregate; and

(t)    Liens (i) of a collecting bank arising in the ordinary course of business under Section 4-210 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon or (ii) in favor of a banking institution arising as a matter of law, encumbering amounts credited to deposit or securities accounts (including the right of set-off) and which are within the general parameters customary in the banking industry.

“Permitted Refinancing”: with respect to all or any portion of any Indebtedness, any modification, refinancing, refunding, renewal or extension of such Indebtedness; provided that (i) the principal amount thereof does not exceed the principal amount of the Indebtedness so modified, refinanced, refunded, renewed or extended (plus any accrued but unpaid interest, fees and redemption premiums payable by the terms of such Indebtedness thereon and reasonable expenses incurred in connection therewith), (ii) such modification, refinancing, refunding, renewal or extension has (x) a final maturity date equal to or later than the later of (A) the final maturity date of the Indebtedness being modified, refinanced, refunded, renewed or extended and (B) the date that is six months after the Termination Date and (y) has a weighted average life to maturity equal to or greater than the weighted average life to maturity of the Indebtedness being modified, refinanced, refunded, renewed or extended, (iii) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable on the whole to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, (iv) the terms and conditions of any such modified, refinanced, refunded, renewed or extended Indebtedness are market terms on the date of issuance (as determined in good faith by the Borrower) or are not, taken as a whole, materially more restrictive than the covenants and events of default contained in this Agreement (as determined in good faith by the Borrower), (v) such modification, refinancing, refunding, renewal or extension shall not be incurred by a Person who is not a Guarantor (unless such Indebtedness being refinanced was originally incurred or guaranteed by a Person who was not a Guarantor) and (vi) at the time thereof, no Default or Event of Default shall have occurred and be continuing.

“Person”: any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan”: any employee benefit plan as defined in Section 3(3) of ERISA, including any employee welfare benefit plan (as defined in Section 3(1) of ERISA), any employee pension benefit plan (as defined in Section 3(2) of ERISA but excluding any Multiemployer Plan), and any plan which is both an employee welfare benefit plan and an employee pension benefit plan, and in respect of which any Loan Party or any ERISA Affiliate is (or, if such Plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in section 3(5) of ERISA.

“Prime Rate”: the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City (the Prime

Rate not being intended to be the lowest rate of interest charged by JPMorgan Chase Bank, N.A. in connection with extensions of credit to debtors).

“Profit and Participation Agreement”: an agreement, secured by a deed of trust, mortgage or other Lien against a property or asset, with respect to which the purchaser of such property or asset agrees to pay the seller of such property or asset a profit, price, premium participation or other similar amount in respect of such property or asset.

“Prohibited Transaction”: as defined in Section 406 of ERISA and Section 4975(c) of the Code.

“Property”: any right or interest in or to property of any kind whatsoever, whether real property, personal or mixed and whether tangible or intangible.

“Qualified Real Property Inventory”: as of any date, Real Property Inventory that is not subject to any Lien (other than (i) the Permitted Liens described in clauses (b), (c), (d), (f), (j), (l), (p) or (r) of the definition of “Permitted Liens”, (ii) the Permitted Liens described in clause (i)(iii) of the definition of “Permitted Liens” which secure deferred purchase price obligations arising in respect of a Profit and Participation Agreement and (iii) other Liens which have been bonded around so as to remove such Liens as encumbrances against such Real Property Inventory in a matter satisfactory to the Administrative Agent and its legal counsel).

“Real Property Inventory”: as of any date, land (including improvements under construction on such land) that is owned by any Loan Party, which land is being developed or held for future development or sale, together with the right, title and interest of such Loan Party in and to the streets, the land lying in the bed of any streets, roads or avenues, open or proposed, in or of, the air space and development rights pertaining thereto and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging in or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting such land and all royalties and rights appertaining to the use and enjoyment of such land necessary for the residential development of such land, together with all of the buildings and other improvements now or hereafter erected on such land, and any fixtures appurtenant thereto and all related personal property.

“Recent Balance Sheet”: as defined in Section 4.8.

“Register”: as defined in Section 10.6(b).

“Regulations U and X”: Regulations U and X of the Board as in effect from time to time.

“Reimbursement Obligation”: the obligation of the Borrower to reimburse the applicable Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

“Reportable Event”: a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

“Required Lenders”: subject to Section 2.20(a)(i), at any time, the holders of more than fifty percent (50%) of the Total Commitments then in effect or, if the Commitments have been terminated (or any portion thereof has expired and Lenders with expired Commitments still hold a portion of the Outstanding Amount), the Outstanding Amount at such time; provided that at any time when two or more Lenders (excluding Defaulting Lenders) are party to this Agreement, the “Required Lenders” shall in no event mean fewer than two Lenders.

“Requirement of Law”: any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Restricted Payments”: with respect to any Person, any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or any payment on account of, including any sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Person or any of its Subsidiaries, or any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of such Person or any of its Subsidiaries.

“Restricted Subsidiaries”: as of any date, the Subsidiaries of the Borrower and any other Loan Party which are not Unrestricted Subsidiaries.

“Revolving Credit Exposure”: with respect to any Lender at any time, the sum of (a) the outstanding principal amount of such Lender’s Revolving Loans then outstanding and (b) such Lender’s L/C Exposure at such time.

“Revolving Loans”: as defined in Section 2.1(a).

“Sanctioned Country”: at any time, a country or territory that is the subject or target of any Sanctions.

“Sanctioned Person”: at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Sanctions”: economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.

“SEC”: the Securities and Exchange Commission, any successor thereto.

“Secured Indebtedness”: as of any date, any Indebtedness of a Loan Party (excluding Indebtedness owing to the Borrower or any Guarantor) that is secured by a Lien on assets of the Borrower or any Loan Party, valued at the lower of the value of such assets or the aggregate principal amount of such Indebtedness outstanding.

“Solvent”: when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the probable liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“Speculative Unit”: any Unit Under Construction that is not a Unit Under Contract and excluding all Model Units.

“Subordinated Debt”: any Indebtedness of the Borrower or any other Loan Party which is subordinated, in a manner reasonably satisfactory to the Administrative Agent, to the Obligations at all times (including in respect of any amendment or modification thereto).

“Subsidiary”: as to any Person, a corporation, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person, and including all Subsidiaries of Subsidiaries of such Person; provided, however, that, as to the Borrower and any subsidiary of the Borrower, “Subsidiary” shall in no event include a homeowner’s association in which the Borrower or a subsidiary does not own stock or other ownership interest.

“Swap Agreement”: any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a “Swap Agreement”.

“Swap Termination Value”: in respect of any one or more agreements relating to Hedging Obligations, after taking into account the effect of any legally enforceable netting agreement relating to such agreements, (a) for any date on or after the date such agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date of determination prior to the date referenced in clause (a), the amounts(s) determined as the mark to market values(s) for such agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such agreements.

“Syndication Agent”: as defined in the preamble hereto.

“Termination Date”: July 28, 2020, subject, however, to earlier termination of the Commitments pursuant to the terms of this Agreement.

“Total Commitments”: at any time, the aggregate amount of the Commitments then in effect.

“TPG”: TPG Aviator, L.P., the beneficial owner of approximately 43.6 % of the Borrower’s Capital Stock as of the Closing Date.

“Transferee”: any Assignee or Participant.

“Type”: as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

“Uniform Commercial Code”: the Uniform Commercial Code, as the same may, from time to time, be in effect in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the security interest in any collateral provided pursuant to this Agreement is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority (but not attachment) and for purposes of definitions related to such provisions.

“Unit”: Qualified Real Property Inventory that is, or is planned to be, comprised of a single family residential housing unit, whether detached or attached (including, without limitation, a townhouse but excluding mobile homes and high rise condominiums).

“Unit Under Construction”: a Unit where on-site work has commenced as evidenced by the trenching of foundations for such Unit, other than a Unit Under Contract.

“Unit Under Contract”: a Unit as to which the Borrower or Guarantor owning such Unit has entered into a bona fide contract of sale (a) in a form customarily employed by the Borrower or such Guarantor, (b) not more than twelve (12) months after the date of such contract and (c) with a Person who is not a Subsidiary or Affiliate of the Borrower (other than any contract entered into with TPG or any other Affiliate of the Borrower (other than a Guarantor) in the ordinary course of business and pursuant to the reasonable requirements of the business of the Borrower or such Guarantor and upon fair and reasonable terms no less favorable to the Borrower or such Guarantor than the Borrower or such Guarantor would obtain in a comparable arms’-length transaction).

“United States”: the United States of America.

“Unrestricted Cash”: cash and Cash Equivalents of the Loan Parties that are free and clear of all Liens and not subject to any restrictions on the use thereof to pay Indebtedness and other obligations of the applicable Loan Party; provided that cash and Cash Equivalents included in the Interest Reserve shall be deemed Unrestricted Cash so long as such cash and Cash Equivalents are held in the Interest Reserve Account and are free and clear of all Liens other than Liens in favor of the Administrative Agent.

“Unrestricted Subsidiary”: (a) each of the Subsidiaries listed as an Unrestricted Subsidiary on Schedule 4.12 hereto and (b) any other Subsidiary hereafter designated by the Borrower (evidenced by resolutions of the board of directors or the executive committee of the board of directors of the Borrower, delivered to the Administrative Agent, certifying that such designation does not violate any provision of this Agreement (including Section 7.4(g)) as an Unrestricted Subsidiary; provided that no Subsidiary that guarantees any existing or future senior notes of the Borrower or any other Loan Party shall be designated as an Unrestricted Subsidiary.

“Voting Stock”: with respect to any Person, securities of any class of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the board of directors of such Person.

“Write-Down and Conversion Powers”: with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2    Other Definitional Provisions.

(a)    Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b)    As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Loan Party not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP (provided that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, accounts, leasehold interests and contract rights, and (v) references to agreements or other Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Obligations as amended, supplemented, restated or otherwise modified from time to time.

(c)    The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2.    AMOUNT AND TERMS OF COMMITMENTS

2.1    Commitments. Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (“Revolving Loans”) to the Borrower from time to time during the applicable Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender’s Revolving Credit Exposure, and after giving effect to the proposed Revolving Loan and application of the proceeds thereof to the repayment of any outstanding Obligations, (A) does not exceed the amount of such Lender’s Commitment and (B) does not cause the Borrowing Base Availability to become less than zero. During the Commitment Period, the Borrower may use the Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.9.

(b)    The Borrower shall repay all outstanding Revolving Loans on the Termination Date.

(c)    The Commitments shall terminate on the Termination Date.

2.2    Procedure for Revolving Loan Borrowing.    The Borrower may borrow under the Commitments during the Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to (a) 1:00 p.m., New York City time, three (3) Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) 12 Noon, New York City time, on the requested Borrowing Date, in the case of ABR Loans), specifying (i) the amount and Type of Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Unless notice of one or more Eurodollar Loans is given at least three (3) Business Days prior to the Closing Date, any Loans made on the Closing Date shall initially be ABR Loans. Each borrowing under the Commitments shall be in an amount equal to (x) in the case of ABR Loans, $100,000 or any larger amount which is an even multiple of $100,000 (or, if the then aggregate Available Commitments are less than $100,000, such lesser amount) and (y) in the case of Eurodollar Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 2:00 P.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent or by otherwise transferring such amounts as the Borrower shall direct.

2.3    [Reserved].

2.4    [Reserved].

2.5    Commitment Fees, etc.

(a)    The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee for the period from and including the Closing Date to but excluding the last day of the Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Commitment of such Lender during the period for which payment is made, payable quarterly in arrears within three (3) Business Days of receipt of an invoice from the Administrative Agent; provided, however, pursuant to Section 2.20, the Borrower shall not be obligated to pay a commitment fee for the account of any Defaulting Lender.

(b)    The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any fee agreements with the Administrative Agent and to perform any other obligations contained therein.

2.6    Termination or Reduction of Commitments. The Borrower shall have the right, upon not less than five (5) Business Days’ notice to the Administrative Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments; provided that no such termination or reduction of Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, (x) the Outstanding Amount would exceed the Total Commitments or (y) the L/C Obligations would exceed the L/C Commitment, in each case giving effect to such termination or reduction. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Commitments then in effect.

2.7    Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent no later than 1:00 p.m., New York City time, (a) three (3) Business Days prior thereto, in the case of Eurodollar Loans, and (b) on the same Business Day, in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.17. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Revolving Loans shall be in an aggregate principal amount of (i) $1,000,000 or a whole multiple of $100,000 in excess thereof, with respect to Eurodollar Loans, and (ii) $100,000 or a whole multiple thereof, with respect to ABR Loans.

2.8    Mandatory Prepayments. If, on any date, Borrowing Base Debt exceeds the Borrowing Base, the Borrower shall, on such date, prepay Loans and/or Cash Collateralize L/C Obligations in accordance with this Section 2.8 such that (a) Borrowing Base Debt is equal to or less than the Borrowing Base or (b) all Letters of Credit are Cash Collateralized and there are no Revolving Loans outstanding. Amounts to be applied in connection with prepayments made pursuant to this Section 2.8 shall be applied, first, to the prepayment of Revolving Loans, and second, if the aggregate principal amount of Revolving Loans then-outstanding is less than the amount of such prepayments because L/C Obligations constitute a portion thereof, the Administrative Agent shall deposit the balance of such prepayments in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions reasonably satisfactory to the Administrative Agent to Cash Collateralize any L/C Obligations. The application of any prepayment of Revolving Loans pursuant to this Section 2.8 shall be made, first, to ABR Loans and, second, to Eurodollar Loans. Each prepayment of the Loans under this Section 2.8 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

2.9    Conversion and Continuation Options.

(a)    The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 1:00 P.M., New York City time, on the Business Day preceding the proposed conversion date, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 1:00 P.M., New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Required Lenders have determined in their sole discretion not to permit such conversions and have provided the Administrative Agent with written notice of such determination prior to such conversion request. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

(b)    Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent within the timeframe established under Section 2.2 relating to an original request for a Eurodollar Loan, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing and the Required Lenders have determined in their sole discretion not to permit such continuations, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

2.10    Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, no more than six (6) Eurodollar Tranches shall be outstanding at any one time.

2.11    Interest Rates and Payment Dates.

(a)    Each Eurodollar Loan shall bear interest during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin.

(b)    Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

(c)    (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans and Reimbursement Obligations (whether or not overdue) shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus two percent (2%) or (y) in the case of Reimbursement Obligations, the rate applicable to ABR Loans plus two percent (2%), and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), after giving effect to any applicable grace period, such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans plus two percent (2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full.

(d)    Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section 2.11 shall be payable from time to time on demand.

2.12    Computation of Interest and Fees.

(a)    Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. Interest shall accrue for each period from and including the first day of such period but excluding the last day of such period. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

(b)    Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

2.13    Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

(a)    the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that adequate and reasonable means (including, without limitation, by means of an Interpolated Rate) do not exist for ascertaining the Eurodollar Base Rate or the Eurodollar Rate, as applicable, for such Interest Period, or

(b)     the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Base Rate or the Eurodollar Rate, as applicable, determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

2.14    Pro Rata Treatment and Payments.

(a)    Except as set forth in Section 2.20 below, each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Percentage Interests of the Lenders.

(b)    Except as set forth in Section 2.20 below, each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Lenders.

(c)    All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 2:00 p.m., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. Except as set forth in Section 2.20 below, the Administrative Agent shall distribute such payments to each Lender promptly upon receipt in like funds as received, net of any amounts owing by such Lender pursuant to Section 9.7. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(d)    Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans, on demand, from the Borrower.

(e)    Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption and, subject to Section 2.20, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three (3) Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

(f)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.14(d), 2.14(e), 3.4(a) or 9.7, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision of this Agreement), apply any amounts thereafter received by the Administrative Agent or the applicable Issuing Lender(s) for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

2.15    Requirements of Law.

(a)    If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by the Administrative Agent, the applicable Issuing Lender(s) or any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Closing Date:

(A)    shall subject the Administrative Agent, such Issuing Lender(s) or any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Loan made by it, or change the basis of taxation of payments to the Administrative Agent, the Issuing Lenders or such Lender in respect thereof (except for Non-Excluded Taxes or Other Taxes, in either case covered by Section 2.16, and changes in the rate of tax on the overall net income of the Administrative Agent, the Issuing Lenders or such Lender);

(B)    shall impose, modify or hold applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate; or

(C)    shall impose on such Lender any other similar condition;

and the result of any of the foregoing is to increase the cost to the Administrative Agent, such Issuing Lender(s) or such Lender, by an amount that the Administrative Agent, such Issuing Lender(s) or such Lender deems to be material, of making, converting into, continuing or maintaining Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable by the Administrative Agent, such Issuing Lender(s) or such Lender hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay the Administrative Agent, such Issuing Lender(s) or such Lender, upon its demand, any additional amounts necessary to compensate the Administrative Agent, such Issuing Lender(s) or such Lender for such increased cost or reduced amount receivable. If the Administrative Agent, such Issuing Lender(s) or any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower by providing a certificate along with reasonably detailed calculations of such additional amounts (with a copy to the Administrative Agent, if applicable) of the event by reason of which it has become so entitled.

(b)    If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital or liquidity adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the Closing Date shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy and liquidity) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower by providing a certificate along with reasonably detailed calculations of such additional amounts (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

(c)    Notwithstanding anything herein to the contrary, (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall in each case be deemed to be a change in a Requirement of Law, regardless of the date enacted, adopted, issued or implemented.

(d)    A certificate as to any additional amounts payable pursuant to this Section 2.15 submitted by the Administrative Agent, such Issuing Lender(s) or any Lender to the Borrower (with a copy to the Administrative Agent, if applicable) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section 2.15, the Borrower shall not be required to compensate the Administrative Agent, such Issuing Lender(s) or a Lender pursuant to this Section 2.15 for any amounts incurred more than six months prior to the date that the Administrative Agent, such Issuing Lender(s) or such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrower pursuant to this Section 2.15 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.16    Taxes.

(a)    All payments made by or on behalf of any Loan Party under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (including any taxes or withholdings arising under FATCA), excluding taxes imposed on or measured by net income (however denominated) or franchise taxes, or branch profit taxes imposed (i) as a result of the Administrative Agent or any Lender being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in the United States (or a political subdivision thereof) or any jurisdiction imposing such tax (or any political subdivision thereof) or (ii) on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document), unless such a deduction or withholding is required by law, as determined in good faith by the applicable withholding agent. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable by the applicable Loan Party to the Administrative Agent or such Lender shall be increased as necessary so that, after such withholding has been made (including such withholdings applicable to additional sums payable under this Section 2.16), the amounts received with respect to this Agreement or any other Loan Document equal the sum which would have been received had no such withholding been made, provided, however, that the applicable Loan Party shall not be required to increase any such amounts payable to any Lender or the Administrative Agent with respect to any Non-Excluded Taxes pursuant to this Section 2.16(a) (i) that are attributable to such Lender’s failure to comply with the requirements of paragraph (d), (e) or (f) of this Section 2.16, (ii) that are United States withholding taxes imposed on amounts payable to or for the account of such Lender or the Administrative Agent at the time such Lender or the Administrative Agent becomes a party to this Agreement or such Lender changes its lending office, except to the extent that such Lender’s assignor (if any) or such Lender (in the case of a change in lending office) was entitled, at the time of assignment or immediately before it changed its lending office, to receive additional amounts from such Loan Party with respect to such Non-Excluded Taxes pursuant to this paragraph or (iii) any U.S. federal withholding taxes that are imposed pursuant to FATCA.

(b)    In addition, the Borrower shall pay to the relevant Governmental Authority, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes in accordance with applicable law.

(c)    Whenever any taxes are payable by a Loan Party pursuant to this Section 2.16, as promptly as possible thereafter the applicable Loan Party shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a complete and correct copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower is required by law to deduct and/or withhold any taxes, levies, imposts, duties, charges, fees, deductions or withholdings, other than Non-Excluded Taxes and Other Taxes, then (i) the Borrower shall make such deductions, (ii) the Borrower shall pay the amount deducted to the relevant Governmental Authority or other authority in accordance with applicable law, and (iii) the amounts so deducted and paid to the relevant Governmental Authority shall be treated under this Agreement as made to the affected Lender.

(d)    Each Lender (or Transferee) that is not a “United States person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) (i) two copies of either U.S. Internal Revenue Service (“IRS”) Form W-8BEN or W-8BEN-E, Form W-8ECI, or Form W-8IMY (together with any applicable underlying IRS forms), (ii) in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a statement substantially in the form of Exhibit F and the applicable IRS Form W-8, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on payments under this Agreement and the other Loan Documents, or (iii) any other form prescribed by applicable requirements of U.S. federal income tax law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable requirements of law to permit the Borrower and the Administrative Agent to determine the withholding or deduction required to be made. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation) and from time to time thereafter upon the request of the Borrower or the Administrative Agent. In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Each Lender (or Transferee) that is a “United States person” as defined in Section 7701(a)(30) of the Code (a “U.S. Lender”) shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of IRS Form W-9, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such U.S. Lender certifying an exemption from U.S. federal backup withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation) and from time to time thereafter upon the request of the Borrower or the Administrative Agent. In addition, each U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such U.S. Lender. Each U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this Section, a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section that such Non-U.S. Lender is not legally able to deliver.

(e)    A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s judgment such completion, execution or submission would not materially prejudice the legal or commercial position of such Lender.

(f)    If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g)    The Loan Parties shall jointly and severally indemnify each Credit Party, within 10 days after demand therefor, for the full amount of any Non-Excluded Taxes or Other Taxes (including Non-Excluded Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) payable or paid by such Credit Party or required to be withheld or deducted from a payment to such Credit Party and any reasonable expenses arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(h)    Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such taxes and without limiting the obligation of the Loan Parties to do so) and (ii) any taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6(c) relating to the maintenance of a Participant Register, in either case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (h).

(i)    If the Administrative Agent or any Lender determines, in its sole discretion (exercised in good faith), that it has received a refund of any tax as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section 2.16, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.16 with respect to the tax giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.

Notwithstanding anything to the contrary in this paragraph (i), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (i) the payment of which would place the indemnified party in a less favorable net after-tax position than the indemnified party would have been in if the tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such tax had never been paid. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Loan Party or any other Person.

(j)    The agreements in this Section 2.16 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(k)    For purposes of this Section 2.16, the term “Lender” includes the Issuing Lender and the term “applicable law” includes FATCA.

2.17    Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.18    Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.15 or 2.16(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender (exercised in good faith), cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.15 or 2.16(a).

2.19    Replacement of Lenders. The Borrower shall be permitted to replace any Lender (a) to which the Borrower becomes required to pay additional amounts pursuant to Section 2.15 or 2.16(a), (b) that is a Defaulting Lender, or (c) that does not consent to any proposed amendment, supplement, modification, consent or waiver of any provision of this Agreement or any other Loan Document that requires the consent of each of the Lenders or each of the Lenders affected thereby (so long as the consent of the Required Lenders has been obtained), with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.18 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.15 or 2.16(a), (iv) the replacement Lender shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 2.17 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement shall be an Eligible Assignee reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.15 or 2.16(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

2.20    Defaulting Lenders.

(a)    Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)    Voting. Such Defaulting Lender shall not be entitled to vote on any matter requiring the consent or approval of all Lenders or the Required Lenders, and the Commitment of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.1), provided that (a) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender and (b) the Commitment of such Defaulting Lender may not be increased without the consent of such Defaulting Lender.

(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.7 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Lender hereunder; third, to Cash Collateralize the Issuing Lenders’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 3.9; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Lenders’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 3.9; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 5.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations are held by the Lenders pro rata in accordance with the Commitments without giving effect to Section 2.20(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.20 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)    Certain Fees:

(A)    No Defaulting Lender shall be entitled to receive any commitment fee contemplated by Section 2.5(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)    Each Defaulting Lender shall be entitled to receive any fees pursuant to Section 3.3 for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Percentage Interest of the stated amount of Letters of Credit for which the Defaulting Lender has provided Cash Collateral pursuant to Section 2.20(a)(ii).

(C)    With respect to any fees pursuant to Section 3.3 not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Lender the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Percentage Interests (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 5.2 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)    Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the Issuing Lenders’ Fronting Exposure in accordance with the procedures set forth in Section 3.9.

(b)    Defaulting Lender Cure. If the Borrower, the Administrative Agent and the Issuing Lenders agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to Section 2.20(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)    New Letters of Credit. So long as any Lender is a Defaulting Lender, no Issuing Lender shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

2.21    Increase in Commitments. The Borrower may, at its option, at any time or from time to time prior to the Termination Date, increase the Total Commitments (each such increase, a “Commitment Increase” and the additional Commitments pursuant to each such Commitment Increase, “Incremental Commitments”) to an aggregate principal amount not to exceed $250,000,000 (with each Commitment Increase being in a minimum aggregate principal amount of $5,000,000 (the “Minimum Increase Amount”) or a whole multiple of $1,000,000 in excess of the Minimum Increase Amount) by requesting that existing Lenders or new lenders commit to any such increase; provided that: (i) no Lender shall be required to commit to any such increase; (ii) no such increase shall become effective unless at the time thereof and after giving effect thereto (A) no Default or Event of Default shall have occurred and be continuing, (B) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects, provided, that, to the extent any such representation and warranty is already qualified by materiality or reference to Material Adverse Effect, such representation shall be true and correct in all respects and (C) the Administrative Agent shall have received a certificate from the Borrower to the effect of (A) and (B) of this clause (ii); and (iii) no new lender shall become a Lender pursuant to this Section 2.21 unless such lender is an Eligible Assignee and the Administrative Agent shall have given its prior written consent, which consent shall not be unreasonably withheld. The Borrower shall be entitled to pay upfront or other fees to such lenders who extend credit pursuant to this Section 2.21 as the Borrower and such lenders may agree. Each Commitment Increase shall become effective on the date (each such date, an “Increased Facility Closing Date”) specified in an activation notice delivered to the Administrative Agent no less than ten (10) Business Days prior to the effective date of such notice specifying the amount of the increase and the effective date thereof. Each new lender that provides any part of any such increase in the Commitments (a “New Lender”) shall execute a New Lender Supplement (each, a “New Lender Supplement”), substantially in the form of Exhibit E, whereupon such New Lender shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement to such extent. On any Increased Facility Closing Date, subject to the satisfaction of the foregoing terms and conditions, (i) each of the Lenders shall be deemed to assign to each Person with Incremental Commitments (each, an “Incremental Lender”) and each of the Incremental Lenders shall be deemed to purchase from each of the

Lenders, at the principal amount thereof, such interests in the Revolving Loans outstanding on such Increased Facility Closing Date as shall be necessary in order that, after giving effect to all such assignments and purchases, the Revolving Loans will be held by the Lenders (including Incremental Lenders) ratably in accordance with their respective Commitments after giving effect to the addition of such Incremental Commitments to the Commitments, (ii) each Incremental Commitment shall be deemed for all purposes a Commitment and each Revolving Loan made thereunder (an “Incremental Loan”) shall be deemed for all purposes a Revolving Loan and (iii) each Incremental Lender that is a New Lender shall become a Lender in accordance with the immediately preceding sentence. The terms and provisions of the Incremental Loans and Incremental Commitments shall be substantially identical to the terms and conditions of the Revolving Loans and Commitments.

2.22    Extensions of Commitments.

(a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders on a pro rata basis (based on the aggregate outstanding principal amount of their respective Commitments) and on the same terms to each such Lender, the Borrower may consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the Termination Date of each such Lender’s Commitments and otherwise modify the terms of such Commitments pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate or fees payable in respect of such Commitments) (each, an “Extension”, and each group of Commitments so extended, as well as the original Commitments not so extended, being a separate “tranche”), so long as the following terms are satisfied: (i) no Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders; (ii) except as to pricing (interest rate and fees) and maturity (which shall be set forth in the relevant Extension Offer but shall be no earlier than the Termination Date of the then existing Commitments), the Commitment of any Lender that agrees to an Extension with respect to such Commitment extended pursuant to any Extension (an “Extended Commitment”), and the related outstandings, shall be a Commitment (or related outstandings, as the case may be) with the same terms as the original Commitments (and related outstandings); provided that (A) the borrowing and repayment (except for (1) payments of interest and fees at different rates on Extended Commitments (and related outstandings), (2) repayments required upon the Termination Date of the non-extending Commitments and (3) repayment made in connection with a permanent repayment and termination of Commitments) of Loans with respect to Extended Commitments after the applicable extension date shall be made on a pro rata basis with all other Commitments, (B) the permanent repayment of Revolving Loans with respect to, and termination of, Extended Commitments after the applicable extension date shall be made on a pro rata basis with all other Commitments, except that the Borrower shall be permitted to permanently repay and terminate Commitments that are not extended prior to any Extended Commitments, (C) assignments and participations of Extended Commitments and extended Revolving Loans shall be governed by the same assignment and participation provisions applicable to Commitments and Revolving Loans, (D) subject to the provisions of Section 3.4(d) to the extent Letters of Credit that mature or expire after a maturity date when there exist Extended Commitments with a later maturity date, all Letters of Credit shall be participated in on a pro rata basis by all Lenders with Commitments in accordance with their Percentage Interest of the Commitments (and except as provided in Section 3.4(d), without giving effect to changes thereto on an earlier maturity date with respect to Letters of Credit theretofore incurred or issued), (E) at no time shall there be Commitments hereunder which have more than two different maturity dates and (F) the Extension shall be subject to the Borrower’s compliance with its prepayment obligations under Section 3.4(d); (iii) if the aggregate principal amount of Commitments (calculated on the face amount thereof) in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Commitments offered to be extended by the Borrower pursuant to such Extension Offer, then the Commitments of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer; and (iv) any applicable Minimum Extension Condition (as defined below) shall be satisfied unless waived by the Borrower and, to extent provided below, the Administrative Agent.

(b)    With respect to all Extensions consummated by the Borrower pursuant to this Section 2.22, (i) such Extensions shall not constitute voluntary or mandatory payments for purposes of this Agreement and (ii) each Extension Offer shall specify the minimum amount of Commitments to be extended, which shall be an integral multiple of $1,000,000 (unless otherwise agreed by the Administrative Agent) and an aggregate principal amount that is not less than $20,000,000 (or if less, the remaining outstanding principal amount thereof) (or such lesser minimum amount reasonably approved by the Administrative Agent) (a “Minimum Extension Condition”). The transactions contemplated by this Section 2.22 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Commitments on such terms as may be set forth in the relevant Extension Offer) shall not require the consent of any Lender or any other person (other than as set forth in Section 2.22(c)), and the requirements of any provision of this Agreement or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.22 shall not apply to any of the transactions effected pursuant to this Section 2.22.

(c)    The consent (such consent not to be unreasonably withheld, delayed or conditioned) of the Administrative Agent shall be required to effectuate any Extension. No consent of any Lender or any other person shall be required to effectuate any Extension, other than the consent of the Borrower and each Lender agreeing to such Extension with respect to one or more of its Commitments. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish new tranches in respect of Commitments so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches, in each case, on terms consistent with this Section 2.22. This Section 2.22 shall supersede any provisions in Section 10.1 to the contrary. For the avoidance of doubt, it is understood that no existing Lenders will have any obligation to commit to any such extension.

SECTION 3.    LETTERS OF CREDIT

3.1    L/C Commitment.

(a)    Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue letters of credit (“Letters of Credit”) for the account of the Borrower (and on behalf of the Borrower or any of its Subsidiaries) on any Business Day during the Commitment Period in such customary form as may be approved from time to time by such Issuing Lender; provided that such Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the aggregate amount of the Available Commitments would be less than zero, (ii) the Available Commitment of any Lender would be less than zero, (iii) the Borrowing Base Availability would be less than zero or (iv) the L/C Obligations in respect of Letters of Credit issued by such Issuing Lender would exceed such Issuing Lender’s Issuing Lender Commitment. Each Letter of Credit shall (A) be denominated in Dollars and (B) expire no later than the date that is 364 days after the Termination Date, provided (I) that any Letter of Credit with an expiry date prior to the Termination Date may provide for the renewal thereof for additional periods (which shall in no event extend beyond the date referred to in clause (B) above) and (II) with respect to any Letter of Credit that expires on or after the date that is five (5) Business Days prior to the Termination Date, at least 60 days prior to the Termination Date, the Borrower shall back-stop such Letter of Credit and/or deposit an amount in cash equal to 100% of the L/C Obligations in respect of such Letter of Credit in a cash collateral account established with the Administrative Agent for the benefit of the applicable Issuing Lender on terms and conditions satisfactory to the Administrative Agent and such Issuing Lender. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of a Subsidiary inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of each such Subsidiary. From time to time and upon reasonable request therefor, (i) each Issuing Lender shall confirm to the Administrative Agent the L/C Exposure in respect of Letters of Credit issued by it and its portion of the L/C Commitment and (ii) the Administrative Agent shall confirm to each Issuing Lender the aggregate amount of Available Commitments. For the avoidance of doubt, in no event shall the L/C Obligations exceed the L/C Commitment.

(b)    No Issuing Lender shall at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause any Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

(c)    On the Closing Date, the Existing Letters of Credit shall be deemed to be issued and outstanding under this Agreement and shall be Letters of Credit for all purposes of the Loan Documents.

3.2    Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that an Issuing Lender issue a Letter of Credit by delivering (including via electronic delivery) an Application therefor to such Issuing Lender at its address specified on Schedule 1.1E or such other address as such Issuing Lender shall notify to the Borrower, completed to the satisfaction of such Issuing Lender, and such information describing the purpose of the Letter of Credit, whether such Letter of Credit is a Financial Letter of Credit or a Performance Letter of Credit and the location of the related project or development as such Issuing Lender may request. Upon receipt of any Application, such Issuing Lender will process such Application and such information describing the purpose of the Letter of Credit and the location of the related project or development delivered to it in connection therewith in accordance with its customary procedures and shall issue, unless such Issuing Lender has received written notice from any Lender, the Administrative Agent or the Borrower, at least one (1) Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Section 5.2 shall not be satisfied, the Letter of Credit requested thereby within two (2) Business Days after its receipt of the Application therefor and all such requested information relating thereto by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the Borrower. Such Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower and the Administrative Agent promptly following the issuance thereof. Such Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

3.3    Fees and Other Charges.

(a)    The Borrower will pay a fee on the undrawn portion of all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans, shared ratably among the Lenders and payable quarterly in arrears on calendar quarters and within three (3) Business Days of receipt an invoice from Administrative Agent after the Issuance Date. In addition, the Borrower shall pay to each applicable Issuing Lender for its own account a fronting fee of 0.125% per annum on the aggregate undrawn and unexpired amount of each Letter of Credit, payable quarterly in arrears on calendar quarters and within three (3) Business Days of receipt an invoice from Administrative Agent or such Issuing Lender after the Issuance Date.

(b)    In addition to the foregoing fees, the Borrower shall pay or reimburse each Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

3.4    L/C Participations.

(a)    Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce each Issuing Lender to issue Letters of Credit, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Lender, on the terms and conditions set forth below, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Percentage Interest in such Issuing Lender’s obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit for which such Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement (or in the event that any reimbursement received by such Issuing Lender shall be required to be returned by it at any time), such L/C Participant shall pay to such Issuing Lender upon demand at such Issuing Lender’s address specified on Schedule 1.1D or such other address as such Issuing Lender shall notify to the L/C Participants an amount equal to such L/C Participant’s Percentage Interest of the amount that is not so reimbursed (or is so returned). Each L/C Participant’s obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant may have against any Issuing Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(b)    If any amount required to be paid by any L/C Participant to any Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is paid to such Issuing Lender within three (3) Business Days after the date such payment is due, such L/C Participant shall pay to such Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to any Issuing Lender by such L/C Participant within three (3) Business Days after the date such payment is due, such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under this Agreement. A certificate of an Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section 3.4 shall be conclusive in the absence of manifest error.

(c)    Whenever, at any time after any Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.

(d)    If the maturity date in respect of any tranche of Commitments occurs prior to the expiration of any Letter of Credit, then if one or more other tranches of Commitments in respect of which the maturity date shall not have occurred are then in effect, then on such earlier maturity date (i) the

Borrower shall, if applicable, prepay the Loans of non-terminating tranches in an amount such that such Letters of Credit may be reallocated in whole to the Commitments in respect of such non-terminating tranches and (ii) such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Lenders to purchase participations therein and to make Revolving Loans and payments in respect thereof) pursuant to Section 3.5 under (and ratably participated in by Lenders pursuant to) the Commitments in respect of such non-terminating tranches. Except to the extent of reallocations of participations pursuant to the immediately preceding sentence, the occurrence of a maturity date with respect to a given tranche of Commitments shall have no effect upon (and shall not diminish) the percentage participations of the Lenders in any Letter of Credit issued before such maturity date. Commencing with the maturity date of any tranche of Commitments, the sublimit for Letters of Credit shall be agreed with the Lenders under the extended tranches and the Issuing Lender.

3.5    Reimbursement Obligation of the Borrower. If any draft is paid under any Letter of Credit, the Borrower shall, at its option, either (i) reimburse the applicable Issuing Lender through the Administrative Agent if so requested by the Administrative Agent on the Business Day next succeeding the Business Day on which such Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by such Issuing Lender or (ii) (x) request an ABR Loan pursuant to Section 2.2 hereof (if otherwise permitted hereunder) to be made on the Business Day next succeeding the Business Day on which such Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by such Issuing Lender and (y) direct that the proceeds of such ABR Loan be applied to reimburse the applicable Issuing Lender; in each case for the amount of (a) the draft so paid and (b) any costs and expenses described in Section 3.3(b) incurred by such Issuing Lender in connection with such payment. Each such payment shall be made to such Issuing Lender or the Administrative Agent at (x) in the case of such Issuing Lender, its address specified on Schedule 1.1E or such other address as such Issuing Lender shall notify to the Borrower and (y) in the case of the Administrative Agent, at the Funding Office, in each case in Dollars and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at the rate set forth in (x) until the Business Day next succeeding the date of the relevant notice, Section 2.11(b) and (y) thereafter, Section 2.11(c).

3.6    Obligations Absolute. The Borrower’s obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against any Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with each Issuing Lender that such Issuing Lender shall not be responsible for, and the Borrower’s Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Issuing Lender. The Borrower agrees that any action taken or omitted by any Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence, bad faith or willful misconduct, shall be binding on the Borrower and shall not result in any liability of such Issuing Lender to the Borrower.

3.7    Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the applicable Issuing Lender shall, within one (1) Business Day after receipt thereof, notify the Borrower and the Administrative Agent of the date and amount thereof together with a copy of such draft. The responsibility of any Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

3.8    Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Agreement, the provisions of this Agreement shall apply.

3.9    Cash Collateral. At any time that there shall exist a Defaulting Lender, within three (3) Business Days following the written request of the Administrative Agent or any Issuing Lender (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize the Issuing Lenders’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Sections 2.20(a)(ii) and 2.20(a)(iv) and any Cash Collateral provided by such Defaulting Lender).

(a)    Grant of Security Interest. The Borrower, and to the extent that Cash Collateral is provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Lenders, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of L/C Obligations, to be applied pursuant to clause (b) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Lenders as herein provided, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(b)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 3.9 or Section 2.20(a)(ii) in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(c)    Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuing Lender’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 3.9 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and each Issuing Lender that there exists excess Cash Collateral; provided that, subject to Section 2.20 the Person providing Cash Collateral and each Issuing Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.

SECTION 4.    REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

4.1    Financial Statement. The Borrower has furnished to the Administrative Agent a copy of the Form 10-K of the Borrower for the period ended December 31, 2016 and the Form 10-Q of the Borrower for the period ended March 31, 2017; it being understood that such financial statements filed with or furnished to the SEC by the Borrower (and which are available online on the SEC website, SEC.gov) shall be deemed to have been provided by the Borrower. The financial statements and the notes thereto included in such Form 10-K and Form 10-Q fairly present in all material respects the consolidated financial position of the Loan Parties and their respective Subsidiaries as at the date specified therein and the consolidated results of operations and cash flows for the period then ended, all in conformity with GAAP.

4.2    No Material Adverse Change. There has been no material adverse change in the financial condition of the Loan Parties and their respective Subsidiaries, taken as a whole, since December 31, 2016.

4.3    Organization, Powers, and Capital Stock. Each of the Loan Parties (a) is a corporation, limited partnership or limited liability company (as applicable) duly organized or formed, validly existing and in good standing under laws of its state of incorporation or formation, (b) has the power and authority to own or hold under lease the properties it purports to own or hold under lease and to carry on its business as now conducted, (c) is duly qualified or licensed to transact business in every jurisdiction in which such qualification or licensing is necessary to enable it to enforce all of its contracts and other rights and to avoid any penalty or forfeiture except, in the case of this clause (c), to the extent the failure to do so would not have a Material Adverse Effect.

4.4    Authorization; and Validity of this Agreement; Consents; etc.

(a)    Each of the Loan Parties has the power and authority to execute and deliver this Agreement, the Notes, the Guarantee Agreement and the other Loan Documents to which it is a party and to perform all its obligations hereunder and thereunder. The execution and delivery by the Borrower of this Agreement, the Guarantee Agreement and the Notes and by each of the Loan Parties of the Guarantee Agreement and the other Loan Documents to which it is a party and its performance of its obligations hereunder and thereunder and any and all actions taken by the Loan Parties (i) have been duly authorized by all requisite corporate action or other applicable limited partnership or limited liability company action, (ii) will not violate or be in conflict with (A) any provisions of law (including, without limitation, any applicable usury or similar law), (B) any order, rule, regulation, writ, judgment, injunction, decree or award of any court or other agency of government, or (C) any provision of its certificate or articles of incorporation or regulations or by-laws, certificate of limited partnership or limited partnership agreement, or articles or certificate of formation or operating or limited liability company agreement (as applicable), (iii) will not violate, be in conflict with, result in a breach of or constitute (with or without the giving of notice or the passage of time or both) a default under any indenture, agreement or other instrument to which such Loan Party is a party or by which it or any of its properties or assets is or may be bound (including without limitation any indentures pursuant to which any debt securities of the Borrower have been issued), except in each case where such violation, conflict or breach would not reasonably be expected to have a Material Adverse Effect and (iv) except as contemplated by this Agreement, will not result in the creation or imposition of any lien, charge or encumbrance upon, or any security interest in, any of its properties or assets. Each of this Agreement, the Notes, the Guarantee Agreement and the other Loan Documents has been duly executed and delivered by the Loan Parties party thereto. The Loan Documents constitute legal, valid and binding obligations of the Loan Parties party thereto, enforceable against such Loan Parties in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

(b)    None of the Loan Parties nor any of their respective Subsidiaries is a party to any agreement or instrument or is subject to any charter or other restrictions that could reasonably be expected to have a Material Adverse Effect. None of the Loan Parties nor any of their respective Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party that could reasonably be expected to have a

Material Adverse Effect, and consummation of the transactions contemplated hereby and in the other Loan Documents will not cause any Loan Party to be in material default under any material indenture, agreement or other instrument to which such Loan Party is a party or by which it or any of its properties or assets is or may be bound (including any indentures pursuant to which any debt securities of the Borrower have been issued).

(c)    No order, license, consent, approval, authorization of, or registration, declaration, recording or filing (except for the filing of a Current Report on Form 8-K, and a quarterly report on Form 10-Q, in each case with the SEC) with, or validation of, or exemption by, any governmental or public authority (whether federal, state or local, domestic or foreign) or any subdivision thereof is required in connection with, or as a condition precedent to, the due and valid execution, delivery and performance by any Loan Party of any of the Loan Documents to which it is a party, or the legality, validity, binding effect or enforceability of any of the respective terms, provisions or conditions thereof. To the extent that any franchises, licenses, certificates, authorizations, approvals or consents from any federal, state or local (domestic or foreign) government, commission, bureau or agency are required for the acquisition, ownership, operation or maintenance by any Loan Party of properties now owned, operated or maintained by any of them, those franchises, licenses, certificates, authorizations, approvals and consents have been validly granted, are in full force and effect and constitute valid and sufficient authorization therefor, except in each case to the extent of omissions that would not have a Material Adverse Effect.

4.5    Compliance with Laws and Other Requirements. The Loan Parties are in compliance with and conform to all statutes, laws (including Environmental Laws), ordinances, rules, regulations, orders, restrictions and all other legal requirements of all domestic or foreign governments or any instrumentality thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties, the violation of which would have a Material Adverse Effect, including regulations of the Board, the Federal Interstate Land Sales Full Disclosure Act, the Florida Land Sales Act or any comparable statute in any other applicable jurisdiction. None of the Loan Parties has received any notice to the effect that any of them are (a) in non-compliance with any of the requirements of applicable Environmental Laws or any applicable federal, state and local health and safety statutes and regulations or (b) the subject of any governmental investigation concerning the release of any Hazardous Substances, in either case, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

4.6    Litigation. There is no action, suit, proceeding, arbitration, inquiry or investigation (whether or not purportedly on behalf of the Borrower or any of its Subsidiaries) pending or, to the best knowledge of the Borrower, threatened against or affecting the Loan Parties or any of their respective Subsidiaries (including under or related to Environmental Laws) (a) with respect to this Agreement, the Notes, the Guarantee Agreement, any other Loan Document or the transactions contemplated hereby or (b) which could reasonably be expected to have a Material Adverse Effect. None of the Loan Parties nor any of their respective Subsidiaries is in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (collectively, “Judgments”), except for Judgments with respect to which the liability does not exceed $15,000,000 in the aggregate.

4.7    No Default. No event has occurred and is continuing that is a Default or an Event of Default.

4.8    Title to Properties. Each of the Loan Parties has good and marketable fee title, or title insurable by a reputable and nationally recognized title insurance company, to the Real Property Inventory owned by it, and to all the other assets owned by it and either reflected on the balance sheet and related notes and schedules most recently delivered by the Borrower to the Lenders (the “Recent Balance Sheet”) or acquired by it after the date of the Recent Balance Sheet and prior to the Closing Date, except for those properties and assets which have been disposed of since the date of the Recent Balance Sheet or which no longer are used or are useful in the conduct of its business or which are classified as real estate not owned under GAAP. All Qualified Real Property Inventory and other assets owned by the Loan Parties are free and clear of all mortgages, Liens, charges and other encumbrances (other than Permitted Liens and notices of commencement filed against Qualified Real Property Inventory located in Florida).

4.9    Tax Liability. There have been filed all federal, state and local tax returns with respect to the operations of the Loan Parties which are required to be filed, except where extensions of time to make those filings have been granted by the appropriate taxing authorities and the extensions have not expired or where failure to file would not have a Material Adverse Effect. The Loan Parties have paid or caused to be paid to the appropriate taxing authorities all taxes as shown on those returns and on any assessment received by any of them, to the extent that those taxes have become due, except for taxes the failure of which to pay does not violate the provisions of this Agreement.

4.10    Regulations U and X; Investment Company Act.

(a)    Neither the Borrower nor any other Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U or Regulation X of the Board). Margin stock (as defined in Regulation U) constitutes less than 25% of those assets of the Loan Parties and their respective Subsidiaries on a consolidated basis which are subject to any limitation on sale, pledge, or other restriction hereunder.

(b)    No part of the proceeds of any extension of credit hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock. If requested by the Lenders, the Borrower shall furnish to the Lenders a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U of said Board. No part of the proceeds of any extension of credit hereunder will be used for any purpose that violates, or which is inconsistent with, the provisions of Regulation X of said Board.

(c)    None of the Loan Parties nor any of their respective Subsidiaries is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.11    ERISA Compliance. Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (a) each Loan Party and its Subsidiaries and each of their respective ERISA Affiliates (and in the case of a Pension Plan or a Multiemployer Plan, each of their respective ERISA Affiliates) are in compliance with all applicable provisions and requirements of ERISA and the Code and other federal and state laws and the regulations and published interpretations thereunder with respect to each Plan and Pension Plan and have performed all their obligations under each Plan and Pension Plan; (b) no ERISA Event or Foreign Plan Event has occurred or is reasonably expected to occur; (c) each Plan or Pension Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS covering such plan’s most recently completed five (5)-year remedial amendment cycle in accordance with Revenue Procedure 2007-44, I.R.B. 2007-28, indicating that such Plan or Pension Plan is so qualified and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code or an application for such a determination is currently pending before the IRS and, to the knowledge of the Borrower, nothing has occurred subsequent to the issuance of the most recent determination letter which would cause such Plan or Pension Plan to lose its qualified status; (d) no liability to the PBGC (other than required premium payments), the

IRS, any Plan or Pension Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by any Loan Party or its Subsidiaries or any of their ERISA Affiliates; (e) no ERISA Event has occurred and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event; (f) each of the Loan Parties and their respective Subsidiaries’ ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan; (g) all amounts required by applicable law with respect to, or by the terms of, any retiree welfare benefit arrangement maintained by any Loan Party or its Subsidiaries or any ERISA Affiliate or to which any Loan Party or its Subsidiaries or any ERISA Affiliate has an obligation to contribute have been accrued in accordance with ASC Topic 715-60; (h) as of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, no Loan Party nor any of their respective Subsidiaries or ERISA Affiliates has any potential liability for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA; (i) there has been no Prohibited Transaction or violation of the fiduciary responsibility rules with respect to any Plan or Pension Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect; (j) neither any Loan Party nor any of its Subsidiaries nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than (i) on the Closing Date, those listed on Schedule 4.11 hereto and (ii) thereafter, Pension Plans not otherwise prohibited by this Agreement. The present value of all accumulated benefit obligations under each Pension Plan, did not, as of the close of its most recent plan year, exceed by more than an immaterial amount the fair market value of the assets of such Pension Plan allocable to such accrued benefits (determined in both cases using the applicable assumptions under Section 430 of the Code and the Treasury Regulations promulgated thereunder), and the present value of all accumulated benefit obligations of all underfunded Pension Plans did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than an immaterial amount the fair market value of the assets of all such underfunded Pension Plans (determined in both cases using the applicable assumptions under Section 430 of the Code and the Treasury Regulations promulgated thereunder).

4.12    Subsidiaries; Joint Ventures. Schedule 4.12 contains a complete and accurate list of (a) all Subsidiaries of the Borrower, including, (i) with respect to each Subsidiary, its state of organization, (ii) with respect to each Restricted Subsidiary, all jurisdictions (if any) in which it is qualified as a foreign corporation, foreign limited liability company or foreign limited partnership, as applicable, (iii) with respect to each Subsidiary, the percentage of Capital Stock owned by the Borrower and/or by any other Subsidiary and (iv) whether such Subsidiary is a Guarantor or an Unrestricted Subsidiary (and, if it is an Unrestricted Subsidiary, whether it is a Financial Services Subsidiary), and (b) each Joint Venture, including, with respect to each such Joint Venture, (i) its jurisdiction of organization and (ii) the percentage of Capital Stock owned by the Borrower and/or by any other Subsidiary. All the outstanding Capital Stock of each Subsidiary of the Borrower is validly issued, and all of the outstanding shares of Capital Stock of each Subsidiary of the Borrower are fully paid and nonassessable, except as otherwise provided by state wage claim laws of general applicability. All of the outstanding Capital Stock of each Subsidiary owned by the Borrower or another Subsidiary as specified in Schedule 4.12 are owned free and clear of all Liens, security interests, equity or other beneficial interests, charges and encumbrances of any kind whatsoever, except for Permitted Liens. Neither the Borrower nor any other Loan Party owns of record or beneficially any Capital Stock or other equity interests of any Subsidiary that is not a Guarantor, except Unrestricted Subsidiaries.

4.13    Environmental Matters. Except as could not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect: (i) no Hazardous Substances are known to be (or should be known to be) present at, on or under any of the Real Property Inventory, or any other real property owned by a Loan Party, in each case, under circumstances which could reasonably be expected to give rise to liability under any applicable Environmental Law; (ii) none of the Loan Parties has received any notice or claim to the effect that any of the Real Property Inventory or any of their respective operations are not in compliance with any applicable Environmental Laws or are the subject of any investigation concerning the release or threatened release of any Hazardous Substance; (iii) each of the Loan Parties is, and within the period of all applicable statutes of limitation has been, in compliance with all applicable Environmental Laws, and none of the Loan Parties is aware of any reasonably anticipated future events or circumstances that could be expected to prevent continued compliance with Environmental Law; (iv) none of the Loan Parties has entered into any consent decree, order, or settlement or other agreement, nor is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum, relating to compliance with or liability under any Environmental Law; and (v) none of the Loan Parties has assumed or retained, by contract or operation of law, any liabilities under any Environmental Law or with respect to any Hazardous Substances.

4.14    No Misrepresentation. No representation or warranty by any Loan Party made under this Agreement and no certificate, schedule, exhibit, report or other document provided or to be provided by any Loan Party in connection with the transactions contemplated hereby or thereby (including, without limitation, the negotiation of and compliance with the Loan Documents) contains or will contain a misstatement of a material fact or omit to state a material fact required to be stated therein in order to make the statements contained therein, in the light of the circumstances under which made, not misleading.

4.15    Solvency. The Loan Parties and their respective Subsidiaries are, on a consolidated basis, Solvent.

4.16    Foreign Direct Investment Regulations. Neither the making of the Loans or advances of credit nor the repayment thereof nor any other transaction contemplated hereby will involve or constitute a violation by any Loan Party of any provision of the Foreign Direct Investment Regulations of the United States Department of Commerce or of any license, ruling, order, or direction of the Secretary of Commerce thereunder.

4.17    Relationship of the Loan Parties. The Loan Parties are engaged as an integrated group in the Business. The Loan Parties require financing on such a basis that funds can be made available from time to time to such entities, to the extent required for the continued successful operation of their integrated operations. The Loans and other advances of credit to be made to the Borrower under this Agreement are for the purpose of financing the integrated operations of the Loan Parties, and the Loan Parties expect to derive benefit, directly or indirectly, from the Loans and other advances, both individually and as a member of the integrated group, since the financial success of the operations of the Loan Parties is dependent upon the continued successful performance of the integrated group as a whole.

4.18    Insurance. The properties of the Loan Parties and their respective Subsidiaries are insured with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Loan Parties and their respective Subsidiaries operate.

4.19    Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees, and to the knowledge of the Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the

Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by the Credit Agreement will violate Anti-Corruption Laws or applicable Sanctions.

4.20    Intellectual Property; Licenses, Etc. The Borrower and its Restricted Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person.

4.21    Blocked Account Control Agreement. This Agreement, together with the Blocked Account Control Agreement in respect of the Interest Reserve Account, is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Interest Reserve Account and amounts deposited therein (collectively, the “Collateral”). When the Blocked Account Control Agreement in respect of the Interest Reserve Account is executed, the Administrative Agent, for the benefit of the Lenders, shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Collateral and the proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person (except Liens permitted by Section 7.2).

4.22    EEA Financial Institutions. No Loan Party is an EEA Financial Institution.

SECTION 5.    CONDITIONS PRECEDENT

5.1    Conditions to Initial Extension of Credit. The effectiveness of this Agreement and the agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit, of the following conditions precedent:

(a)    Credit Agreement; Guarantee and Notes. The Administrative Agent shall have received (i) this Agreement, executed and delivered by the Borrower, each Lender listed on Schedule 1.1A, and the Administrative Agent, which shall be in full force and effect, (ii) the Guarantee Agreement, executed and delivered by each Guarantor, which shall be in full force and effect and (iii) Notes, if requested, payable to the order of each requesting Lender, which shall be in full force and effect.

(b)    Financial Statements. The Lenders shall have received the Form 10-K for the Borrower filed for the fiscal year ended December 31, 2016 and Form 10-Q for the Borrower filed for the fiscal quarter ended March 31, 2017 (which financial statements were deemed delivered when filed with the SEC).

(c)    Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel to the Administrative Agent) on or before the Closing Date.

(d)    Closing Certificate; Certified Certificate of Incorporation; Good Standing Certificates. The following supporting documents with respect to the Borrower and the other Loan Parties: (i) a copy of its certificate or articles of incorporation, formation, organization or certificate of limited partnership (as applicable), certified as of a date reasonably close to the Closing Date to be a true and accurate copy by the Secretary of State (or similar Governmental Authority) of its state of incorporation or formation; (ii) a certificate of that Secretary of State (or similar Governmental Authority), dated as of a date reasonably close to the Closing Date, as to its existence and (if available) good standing; (iii) a copy of its regulations or by-laws, partnership agreement, or operating agreement or limited liability company agreement (as applicable), certified by its secretary or assistant secretary, general partner, manager or other appropriate Person (as applicable) to be a true and accurate copy of its regulations or by-laws, partnership agreement, or operating agreement or limited liability company agreement (as applicable) in effect on the Closing Date; (iv) a certificate of its secretary or assistant secretary, general partner, manager or other appropriate Person (as applicable), as to the incumbency and signatures of its officers or other Persons who have executed any documents on behalf of such Loan Party in connection with the transactions contemplated by this Agreement; (v) a copy of resolutions of its board of directors or the executive committee of the board of directors, certified by its secretary or assistant secretary to be a true and accurate copy of resolutions duly adopted by such board of directors or the executive committee of the board of directors, or other appropriate resolutions or consents of its general partner, manager or members certified by its secretary, assistant secretary, general partner or manager (as applicable) to be true and correct copies thereof duly adopted, approved or otherwise delivered by its general partner, manager or members (to the extent necessary and applicable), each of which is certified to be in full force and effect on the Closing Date, authorizing the execution and delivery by it of this Agreement and any Notes, the Guarantee Agreement and other Loan Documents delivered on the Closing Date or to be delivered on the Closing Date to which it is a party and the performance by it of all its obligations thereunder; and (vi) such additional supporting documents and other information with respect to its operations and affairs as the Administrative Agent may reasonably request.

(e)    Legal Opinions. The Administrative Agent shall have received favorable legal opinions of Faegre Baker Daniels LLP, counsel to the Borrower and its Subsidiaries, as to matters of Delaware and New York law, of Troutman Sanders LLP, counsel to the Borrower and its Subsidiaries, as to matters of North Carolina law, and of Melisa Boross, Vice President and Associate General Counsel of the Borrower, as to matters of Arizona and Florida law, which legal opinions shall cover the Blocked Account Control Agreement covering the Interest Reserve Account and any Notes to be issued on the Closing Date and such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require and shall be in form and substance reasonably satisfactory to the Administrative Agent.

(f)    Representations and Warranties; No Defaults. Certificates signed by a duly authorized officer of the Borrower stating that: (i) the representations and warranties of the Borrower contained in Section 4 hereof are correct and accurate in all material respects on and as of the Closing Date, provided, that, to the extent any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect, such representation shall be true and correct in all respects, and (ii) no event has occurred and is continuing which constitutes an Event of Default or Default hereunder as of the Closing Date.

(g)    Compliance Certificate. of a Compliance Certificate, substantially in the form of Exhibit B, as of March 31, 2017, which Compliance Certificate shall certify that the Borrower is in pro forma compliance with the financial covenants set forth in Section 7.1 as of March 31, 2017.

(h)    Account Control Agreement. The Administrative Agent shall have received a Blocked Account Control Agreement covering the Interest Reserve Account, executed and delivered by each party thereto, which shall be in full force and effect.

(i)    Lien Searches. The Administrative Agent shall have received the results of recent Uniform Commercial Code Lien searches in each relevant jurisdiction of the Loan Parties as requested by the Administrative Agent, and such searches shall reveal no Liens on any assets of the Borrower or any of its Subsidiaries, except for Permitted Liens.

(j)    Borrowing Base Certificate. Delivery of a Borrowing Base Certificate, substantially in the form of Exhibit C, as of the Closing Date.

(k)    Termination of Existing Credit Agreement. Delivery of evidence satisfactory to the Administrative Agent that (a) the Existing Credit Agreement has been terminated, (b) all outstanding Obligations (as defined in the Existing Credit Agreement) have been paid in full and (c) all guarantees, mortgages, deeds of trust and security interests granted in connection with the Existing Credit Agreement have been terminated and released, or arrangements reasonably satisfactory to the Administrative Agent shall have been made for their termination and release substantially contemporaneously with the Closing Date.

(l)    Additional Documents. The Administrative Agent shall have received such other agreements, instruments and documents as the Administrative Agent, their counsel or any Lender may reasonably request.

5.2    Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

(a)    Borrowing Request. The Administrative Agent shall have received notice of the Borrower’s request for Revolving Loan as provided in Section 2.2 or Application as provided in Section 3.2.

(b)    Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects (except any representations and warranties which are qualified by materiality, which shall be true and correct in all respects) on and as of such date as if made on and as of such date, provided if any such representations and warranties are expressly made only as of a prior date, such representations and warranties shall be true as of such prior date.

(c)    No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

(d)    Availability. Giving effect to such extension of credit, Borrowing Base Debt shall not be greater than the Borrowing Base; provided that the condition precedent in this Section 5.2(d) shall be deemed to be satisfied if the Borrower shall, substantially concurrently with such extension of credit, take actions as required by Section 2.8 so that Borrowing Base Debt is equal to or less than the Borrowing Base.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.

SECTION 6.    AFFIRMATIVE COVENANTS

The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit for which 100% of the L/C Obligations thereunder has not been Cash Collateralized remains outstanding or any Loan or other amount (other than contingent obligations such as indemnities or increased costs) is owing to any Lender or the Administrative Agent hereunder, the Borrower shall and shall cause each Loan Party to:

6.1    Reporting Requirements. Maintain a standard system of accounting established and administered in accordance with GAAP and shall cause to be delivered to the Administrative Agent (for prompt distribution by the Administrative Agent to Lenders):

(a)    as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Loan Parties and their respective Subsidiaries as of the end of that fiscal year and the related consolidated statements of operations, stockholders’ equity and cash flows for that fiscal year, all with accompanying notes and schedules, prepared in accordance with GAAP consistently applied and audited and reported upon by Deloitte & Touche LLP or another firm of independent certified public accountants of similar recognized standing selected by the Borrower and acceptable to the Administrative Agent (such audit report shall not contain a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit or qualification which would affect the computation of financial covenants contained herein other than a qualification for consistency due to a change in the application of GAAP with which Borrower’s independent certified public accountants concur); the financial statements filed with or furnished to the SEC by the Borrower (and which are available online) shall be deemed to have been provided by the Borrower under this reporting requirement;

(b)    as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Loan Parties and their respective Subsidiaries as of the end of that quarter, and the related consolidated statement of operations and cash flows of the Loan Parties and their respective Subsidiaries for the period from the beginning of the fiscal year to the end of that quarter, all prepared in accordance with GAAP consistently applied, unaudited but certified to be true and accurate, subject to normal year-end audit adjustments, by an Authorized Financial Officer of the Borrower; the financial statements filed with or furnished to the SEC by the Borrower (and which are available online) shall be deemed to have been provided by the Borrower under this reporting requirement;

(c)    concurrently with the delivery of the financial statements described in subsections (a) and (b) above, a certificate signed by (i) the Chief Executive Officer, President or Executive Vice President or (ii) an Authorized Financial Officer of the Borrower, to the effect that, having read this Agreement, and based upon an examination which he or she deemed sufficient to enable him or her to make an informed statement, there does not exist any Event of Default or Default, or if any Event of Default or Default has occurred, specifying the facts with respect thereto;

(d)    within 90 days after the beginning of each fiscal year of the Borrower, a projection, in reasonable detail and in form and substance satisfactory to the Administrative Agent, on a quarterly basis, of the earnings, cash flow, balance sheet and covenant calculations (with assumptions for all of the foregoing) of the Loan Parties and their respective Subsidiaries for that fiscal year;

(e)    promptly upon becoming available, copies of all financial statements, reports, notices and proxy statements sent by the Borrower to its stockholders, and of all regular and periodic reports and other material (including copies of all registration statements and reports under the Securities Act of 1933, as amended, and the Exchange Act) filed by the Borrower with or furnished to any securities exchange or any Governmental Authority or commission, except material filed with or furnished to governmental authorities or commissions relating to the development of Real Property Inventory in the ordinary course of the business of the Loan Parties and which does not relate to or disclose any Material Adverse Effect; the reports and financial statements filed with or furnished to the SEC by the Borrower (and which are available online) shall be deemed to have been provided by the Borrower under these reporting requirements;

(f)    as soon as available and in any event within 90 days after the end of the fourth quarter of each fiscal year, for each Joint Venture in which the Borrower or a Subsidiary has an Investment greater than $2,000,000, a statement of earnings, assets, liabilities and net worth, indicating the Borrower’s and each Loan Party’s pro rata share of such Joint Venture, in the form attached as Schedule 6.1(f);

(g)    the following reports: (i) within 30 days after the end of each calendar month (beginning with the first calendar month ending at least 15 days after the Closing Date), a Borrowing Base Certificate as of the end of such month and promptly upon demand by the Administrative Agent, the Borrower shall provide the Administrative Agent with all documentation and other data supporting such calculations as the Administrative Agent may reasonably require. In the event that the Administrative Agent notifies the Borrower in writing of any inaccuracy in a Borrowing Base Certificate, the Borrower and the Administrative Agent shall work in good faith to resolve such discrepancy, but pending such resolution, the amount calculated as the Borrowing Base in such Borrowing Base Certificate shall be revised as reasonably determined by the Administrative Agent and (ii) within 45 days after the end of each of the first three quarters, and within 90 days after the end of each fiscal year of the Borrower, a report which shall include the information and calculations provided for in the Compliance Certificate attached to this Agreement, which shall be in reasonable detail and in form and substance satisfactory to the Administrative Agent, with calculations indicating that the Borrower is in compliance, as of the last day of such quarterly or annual period, as the case may be, with the provisions of the financial covenants in Section 7.1 of the Borrower and the Loan Parties and with the provisions of Sections 7.4(g). The reports furnished pursuant to this subsection (g) shall each be certified to be true and correct by an Authorized Financial Officer of the Borrower;

(h)    as soon as possible and in any event within 10 Business Days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by an Authorized Financial Officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto;

(i)    as soon as possible and in any event within 10 Business Days after receipt thereof by any of the Loan Parties or any of their respective Subsidiaries, a copy of (i) any notice or claim to the effect that any of the Loan Parties or their respective Subsidiaries is or may be liable to any Person as a result of the release or threatened release by any of the Loan Parties, any of their respective Subsidiaries or any other Person of any Hazardous Substance into the indoor or outdoor environment, and (ii) any notice or claim alleging any violation of any Environmental Law or any federal, state or local health or safety law or regulation by any of the Loan Parties or any of their respective Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect;

(j)    promptly following receipt thereof, copies of (i) any documents described in Section 101(f), 101(k) or 101(l) of ERISA that any Loan Party or any ERISA Affiliate may request with respect to any Multiemployer Plan or Pension Plan; provided, that if the relevant Loan Party or ERISA Affiliate have not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plans or Pension Plans, then, upon reasonable request of the Administrative Agent, such Loan Party or the ERISA Affiliate shall promptly make a request for such documents or notices from such administrator or sponsor and the Borrower shall provide copies of such documents and notices to the Administrative Agent promptly after receipt thereof; and

(k)    such supplements to the aforementioned documents and additional information and reports as the Administrative Agent or any Lender may from time to time reasonably require.

6.2    Payment of Obligations, Taxes and Other Potential Liens. Pay, discharge or satisfy all its debts and other obligations in accordance with the terms governing such debts or other obligations, and pay and discharge or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon any Loan Party or upon any of their respective incomes or receipts or upon any of their respective properties before the same shall become in default or past due, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might result in the imposition of a Lien or charge upon such properties or any part thereof; provided, however, that it shall not constitute a violation of the provisions of this Section 6.2 if any Loan Party shall fail to (x) pay any such obligation or debt (except for obligations for money borrowed), tax, assessment, governmental charge or levy or claim for labor, materials or supplies which is being contested in good faith, by proper proceedings diligently pursued, and as to which adequate reserves have been provided in conformity with GAAP, or (y) pay a debt secured by a mortgage, deed of trust or comparable Lien on real estate if such debt is, by its terms, Non-Recourse Indebtedness.

6.3    Preservation of Existence. Except as permitted by Section 7.3, do or cause to be done all things or proceed with due diligence with any actions or courses of action which may be necessary to preserve and keep in full force and effect its existence under the laws of its state of incorporation or formation and all qualifications or licenses in jurisdictions in which such qualification or licensing is required for the conduct of its business, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect. The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted. The primary business of the Loan Parties and their respective Subsidiaries shall at all times be the Business.

6.4    Maintenance of Properties. Maintain all its personal property in good working order and condition, ordinary wear and tear excepted, and, with respect to real and personal property, make all necessary repairs, renewals and replacements thereof so that its business carried on in connection therewith may be properly conducted at all times in all material respects; and maintain or require to be maintained (a) reasonably adequate insurance, by financially sound and reputable insurers, on all properties of the Loan Parties which are of a character usually insured by Persons engaged in the same or a similar business in the same general geographic area (including, without limitation, all Real Property Inventory encumbered by mortgages securing mortgage loans made by any Loan Party, to the extent normally required by prudent mortgagees, and all Real Property Inventory which is the subject of an equity investment by any Loan Party, to the extent normally carried by prudent builder-developers) against loss or damage resulting from fire, defects in title or other risks insured against by extended coverage and of the kind customarily insured against by those Persons, (b) reasonably adequate public liability insurance against tort claims which may be incurred by any Loan Party, and (c) such other insurance as may be required by law, in each case, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect. Upon the request of the Administrative Agent, the Borrower will furnish to the Lenders full information as to the insurance carried.

6.5    Access to Premises and Books. At all reasonable times during normal business hours upon reasonable notice to the Borrower, permit authorized representatives and agents (including accountants) designated by the Administrative Agent to (a) have access to and inspect the premises and properties of the Borrower and each Subsidiary and their respective corporate books and financial records, and all other records relating to their respective operations and procedures, (b) make copies of or excerpts from those books and records and (c) discuss the respective affairs, finances and operations of the Loan Parties and their respective Subsidiaries with, and to be advised as to the same by, their respective officers and directors; provided, however, that unless an Event of Default shall have occurred and be continuing, not more than one such visit shall occur every twelve (12) month period.

6.6    Notices. Give prompt written notice to the Administrative Agent (who promptly shall furnish the same to the Lenders) of (a) any proceeding instituted by or against the Borrower or any of the Loan Parties in any federal or state court or before any commission or other regulatory body, federal, state or local or other governmental agency, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect on any Loan Party, (b) any other event which could reasonably be expected to lead to or result in a Material Adverse Effect on any Loan Party or result in an Event of Default, (c) (i) upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event or Foreign Plan Event, a written notice specifying the nature thereof, what action Borrower, any of the Loan Parties or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the IRS, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, upon Administrative Agent’s request, copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Borrower, any of the Loan Parties or any of their respective ERISA Affiliates with the IRS with respect to each Pension Plan; (2) all notices received by Borrower, any of the Loan Parties or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event or Foreign Plan Event; and three (3) copies of such other documents or governmental reports or filings relating to any Plan or Pension Plan as Administrative Agent shall reasonably request, and (d) the occurrence of any Default or Event of Default.

6.7    Addition or Release of Guarantors. Give the Administrative Agent prompt written notice of the formation or acquisition of any Subsidiary. Such Subsidiary shall be required to become and continue to be a Loan Party, unless such Subsidiary is designated as an Unrestricted Subsidiary as permitted by this Agreement. Notwithstanding anything to the contrary, if at any time or from time there occurs a Change in Status of a Loan Party, the Borrower shall deliver notice thereof to the Administrative Agent, including a reasonably detailed description of the Change in Status and a statement of the effective date of the Change in Status. Each Change in Status event shall be effective as of the effective date of such Change in Status, automatically, without any further action by any party to this Agreement, and the Subsidiary that is subject to such Change in Status shall no longer be a Loan Party and shall be released from the Guarantee Agreement. In connection with each Change in Status, the Administrative Agent, on behalf of Lenders, shall promptly following receipt of written notice of Change in Status, execute and deliver to the Borrower a written confirmation of such Change in Status. A newly formed or acquired Subsidiary which the Borrower does not designate as an Unrestricted Subsidiary and any Unrestricted Subsidiary that the Borrower elects to re-designate as a Restricted Subsidiary will become a Loan Party under this Agreement, and the Borrower shall promptly deliver to the Administrative Agent (which, in the case of such a newly formed or acquired Subsidiary, shall be delivered within forty-five (45) days) (i) an Assumption Agreement, substantially in the form provided for in the Guarantee Agreement, executed by a duly authorized officer of such Subsidiary (which shall provide that the Borrower and such Subsidiary shall make the representations and warranties in Section 4 of this Agreement with respect to such Subsidiary); and (ii) a copy of the certificate or articles of incorporation or other organizational document of such Subsidiary, certified by the Secretary of State or other official of the state or other jurisdiction of its incorporation or formation.

6.8    Compliance with Laws and Other Requirements. (i) Promptly and fully comply with, conform to and obey all present and future laws (including all applicable Environmental Laws), ordinances, rules, regulations, orders, writs, judgments, injunctions, decrees, awards and all other legal requirements applicable to the Loan Parties, their respective Subsidiaries and their respective properties, including, without limitation, Regulation Z of the Board, the Federal Interstate Land Sales Full Disclosure Act, ERISA, the Florida Land Sales Act or any similar statute in any applicable jurisdiction, in each case, the violation of which would have a Material Adverse Effect on any Loan Party; (ii) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

6.9    Use of Proceeds. Use and cause to be used the proceeds of the Loans and other extensions of credit for working capital and general corporate purposes.

6.10    Further Assurances. Promptly upon request by the Administrative Agent or any Lender through the Administrative Agent, (i) correct any material defect or error that may be discovered in any Loan Document or other document or instrument relating to the Collateral or in the execution, acknowledgment, filing or recordation thereof and (ii) do, execute, acknowledge, deliver, record, re-record, file, refile, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or any Lender through the Administrative Agent may reasonably require from time to time in order to preserve, protect and continue the validity, perfection and priority of the security interests created or intended to be created by the Loan Documents.

6.11    Interest Reserve Account. From and after the Closing Date, so long as any Commitment remains in effect or any portion of any Loan or any Letter of Credit remains outstanding, the Borrower agrees at all times to maintain the Interest Reserve Account pursuant to arrangement reasonably satisfactory to the Administrative Agent. The Interest Reserve Account shall be, at all times from and after the Closing Date, subject to a Blocked Account Control Agreement. The Borrower hereby pledges, assigns and grants to the Administrative Agent on behalf of and for the ratable benefit of the Lenders and the Issuing Lender, a security interest in all of the Borrower’s right, title and interest thereto and all funds and amounts from time to time on deposit in the Interest Reserve Account to secure prompt and complete performance of its Obligations. The Interest Reserve Account is a blocked account, and the Administrative Agent shall not be obligated to honor any withdrawal or transfer instructions pertaining thereto except as provided in this Agreement; provided that the Administrative Agent shall honor any withdrawal or transfer instructions pertaining thereto so long as (i) no Event of Default shall have occurred and be continuing or would result therefrom and (ii) after giving effect to such withdrawal or transfer, amounts on deposit in the Interest Reserve Account would be not less than the Interest Reserve.

SECTION 7.    NEGATIVE COVENANTS

The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit for which 100% of the L/C Obligations thereunder has not been Cash Collateralized remains outstanding or any Loan or other amount (other than contingent obligations such as indemnities and increased costs) is owing to any Lender or the Administrative Agent hereunder:

7.1    Financial Condition Covenants. The Borrower shall not,

(a)    Maximum Leverage Ratio. As of the end of each fiscal quarter of the Borrower, permit the Leverage Ratio to exceed 60%.

(b)    Minimum Interest Coverage/Minimum Liquidity Test. As of the end of each fiscal quarter of the Borrower, fail to maintain either (i) Liquidity (held in the Interest Reserve Account) in an amount not less than Consolidated Interest Incurred for the last twelve (12) months then ended (such amount, the “Minimum Liquidity Amount”) or (ii) an Interest Coverage Ratio not less than 1.50:1.00 (for the avoidance of doubt, as of the end of any fiscal quarter of the Borrower, the Borrower shall be required to satisfy (i) or (ii) above, but not both).

(c)    Minimum Tangible Net Worth Test. As of the end of each fiscal quarter of the Borrower, fail to maintain minimum Consolidated Tangible Net Worth not less than (i) $325,059,027 plus

(ii) the sum of (A) 50% of the cumulative Consolidated Net Income, if positive, of the Loan Parties and their respective Subsidiaries (other than Unrestricted Subsidiaries) from and after December 31, 2016 through the end of the fiscal quarter as of which Consolidated Tangible Net Worth is being determined plus (B) 50% of the net proceeds from any equity offerings (it being understood that any conversion of convertible securities shall not be considered an equity offering) of the Borrower occurring on or after December 31, 2016 through the end of the fiscal quarter as of which Consolidated Tangible Net Worth is being determined.

7.2    Liens and Encumbrances. The Borrower shall not, nor shall it permit any Restricted Subsidiary to, grant or suffer or permit to exist any Liens on any of its rights, properties or assets, other than Liens incurred under the Loan Documents and Permitted Liens.

7.3    Fundamental Changes; Asset Sales; Acquisitions.

(a)    The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, do any of the following:

(i)    acquire any other Person, except pursuant to a Permitted Acquisition;

(ii)    sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or any portion of its assets (whether now owned or hereafter acquired), except (A) the sale or other disposition of assets in the ordinary course of business, (B) other dispositions, sales, or assignments of properties (including a bulk sale of properties held in a geographic region) relating to a restructuring or withdrawal from one or more geographic regions, provided that with respect to any such dispositions, sales or transfers in this clause (B), (i) the fair value in any fiscal quarter does not exceed 25% of Consolidated Tangible Net Worth (determined as of the last day of the fiscal quarter for which financial statements are available), (ii) after giving effect thereto, the Borrower shall be in pro forma compliance with the financial covenants set forth in Section 7.1 hereof, and shall have provided an officer’s certificate certifying compliance with such covenants and setting forth the calculations thereof and (iii) after giving effect thereto, the Borrowing Base Debt does not exceed the lesser of (x) the Commitments and (y) the Borrowing Base or (C) the sale of the amenities described in Schedule 7.3;

(iii)    merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it;

(iv)    dissolve, liquidate or wind up its business by operation of law or otherwise; or

(v)    distribute to the stockholders of the Borrower any Capital Stock of any Guarantor;

provided, however, that any Subsidiary or any other Person may merge into or consolidate with or may dissolve and liquidate into a Loan Party and any Subsidiary that is not a Loan Party may merge into or consolidate with or may dissolve and liquidate into another Subsidiary that is not a Loan Party, if (and only if), (1) in the case of a merger or consolidation involving a Loan Party other than the Borrower, the surviving Person is, or upon such merger or consolidation becomes, a Loan Party, (2) in the case of a merger or consolidation involving the Borrower, the Borrower is the surviving Person, (3) the character of the business of the Borrower and the Subsidiaries on a consolidated basis will not be materially changed by such occurrence, and (4) such occurrence shall not constitute or give rise to (a) an Event of Default or (b) default (beyond all applicable grace and cure periods) in respect of any of the covenants contained in any agreement to which the Borrower or any such Subsidiary is a party or by which its property may be bound if such default would have a Material Adverse Effect.

Nothing contained in this Section 7.3, however, shall restrict any sale of assets among the Loan Parties and their Subsidiaries which is in the ordinary course of business or is otherwise in compliance with all other provisions of this Agreement.

7.4    Investments. The Borrower shall not, nor shall it permit any Loan Party to, make any Investment or otherwise acquire any interest in any Person, except:

(a)    Investments in Cash Equivalents;

(b)    Investments constituting extensions of credit in connection with the sale of land;

(c)    loans and advances to officers and employees of the Borrower or any Guarantor, to other Persons in the ordinary course of business or as permitted by the code of regulations of the Borrower, which in the aggregate do not exceed $2,500,000 at any time outstanding;

(d)    Investments in any Guarantor;

(e)    [Reserved];

(f)    [Reserved];

(g)    Investments in Unrestricted Subsidiaries and Joint Ventures; provided that the aggregate cost of all Investments in Unrestricted Subsidiaries, when combined with the aggregate cost of all Investments in Joint Ventures, does not at any one time exceed 30% of Consolidated Tangible Net Worth (determined as of the last day of the prior fiscal quarter for which financial statements are available); provided further that no such Investment may be made if it causes or results (singly or with other actions or events) in (x) any violation of any other covenant or condition of this Agreement or (y) any other Default or Event of Default. For purposes of determining a Loan Party’s Investment in an Unrestricted Subsidiary or Joint Venture, such Investment shall be determined in accordance with GAAP (excluding, however, such Loan Party’s equity in the undistributed earnings or losses in such Unrestricted Subsidiary or Joint Venture), but also shall be deemed to include the amount, as determined in accordance with GAAP, of any loans or advances from any Loan Party to such Unrestricted Subsidiary or Joint Venture, and any guarantee or contractual commitment, arrangement or other agreement by such Loan Party to provide funds or credit to such Unrestricted Subsidiary or Joint Venture;

(h)    Investments permitted by Section 7.3 (including Permitted Acquisitions);

(i)    Investments by Financial Service Subsidiaries in mortgages, mortgage-backed securities, mortgage commitments and similar financial instruments related to the origination of mortgages and similar activities in the ordinary course of such Subsidiaries;

(j)    Investments in securities of any trade creditor or customer received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditor or customer;

(k)    Investments in mortgages, receivables, other securities or ownership interests, loans or advances made in connection with a strategy to acquire land or other homebuilding assets through foreclosure or other exercise of remedies; and

(l)    Investments, other than those permitted by subsections (a) through (k) above, in the ordinary course of business and which are directly related to the Borrower’s homebuilding business, to the extent not otherwise prohibited by this Agreement and subject to the other provisions of this Agreement (provided that this clause (l) shall not permit Investments in Joint Ventures or Unrestricted Subsidiaries); and

(m)    other Investments (not specifically listed in items (a) through (l) above) in an aggregate amount not to exceed $15,000,000 at any time outstanding.

7.5    Secured Indebtedness. The Borrower shall not, nor shall it permit any Loan Party to, create, incur, issue or suffer to exist any Secured Indebtedness exceeding $25,000,000 in aggregate principal amount at any time outstanding, other than:

(a)    Secured Indebtedness outstanding on the Closing Date and set forth on Schedule 7.5, and any Permitted Refinancing thereof;

(b)    Secured Indebtedness in respect of letters of credit fully secured by a Lien on cash and Cash Equivalents;

(c)    purchase money Indebtedness and other Non-Recourse Indebtedness;

(d)    Capitalized Lease Obligations;

(e)    bonds issued by CDDs or similar bonds issued by Governmental Authorities to accomplish similar purposes, to the extent such bonds are secured by tax Liens or otherwise;

(f)    Indebtedness secured solely by Liens granted under the Loan Documents; and

(g)    Secured Indebtedness incurred pursuant to development agreements or land contracts for the purchase or sale of real property which secure (i) the return of a land deposit from another builder and/or developer, (ii) development obligations, (iii) the deferred purchase price of land or other payments due to the seller pursuant to a contract for the purchase of real property and (iv) other similar obligations in connection with development agreements or land contracts for the purchase or sale of real property.

7.6    No Margin Stock. The Borrower shall not use or permit to be used any of the proceeds of the Loans or other extensions of credit hereunder to purchase or carry any “margin stock” (as defined in Regulation U).

7.7    Burdensome Agreements. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into any Contractual Obligation that limits the ability (i) of any Restricted Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor, (ii) of any Restricted Subsidiary to guarantee the Indebtedness of the Borrower or (iii) of the Borrower or any Restricted Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person to secure its obligations under the Loan Documents to which it is a party; provided, however, that the foregoing shall not apply to (v) restrictions imposed by agreements governing Indebtedness described in clause (i) or (ii) of the definition thereof so long as such restrictions will not materially affect the Borrower’s ability to make anticipated principal or interest payments on the Loans or payments in respect of the other Obligations hereunder (as determined in good faith by the Borrower), (w) restrictions imposed by law or this Agreement, (x) customary restrictions and conditions contained in agreements relating to a sale of a Subsidiary or all or substantially all of its assets pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is sold and such sale is permitted hereunder, (y) customary provisions in leases, partnership agreements, limited liability company organizational governance documents, joint venture agreements, joint development agreements, license and sublicense agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer or encumbrance of property under joint development or ownership, leasehold interests or ownership interests in such partnership, limited liability company, joint venture or similar Person and (z) with respect to clause (iii), the granting of a pari passu Lien in favor of any holder of any public Indebtedness if the Obligations hereunder are required to be secured equally and ratably therewith or customary provisions in leases restricting the assignment thereof.

7.8    Restricted Payments. The Borrower will not declare or pay, or permit any of its Subsidiaries to declare or pay, any Restricted Payments, except that:

(a)    any Subsidiary may make Restricted Payments to the Borrower or any wholly owned Guarantor;

(b)    the repurchase, redemption, defeasance or other acquisition or retirement for value of Capital Stock of the Borrower held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of the Borrower or any Restricted Subsidiary, in each case, upon their bankruptcy or petition for bankruptcy, death, disability, retirement, severance or termination of employment or service or any other repurchase event set forth pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement or benefit plan of any kind; provided that the aggregate cash consideration paid for all such redemptions shall not exceed $2,000,000 during any calendar year (it being understood, however, that unused amounts permitted to be paid pursuant to this proviso are available to be carried over to the immediately succeeding calendar year);

(c)    repurchases of Capital Stock deemed to occur upon the exercise, conversion or exchange of stock options, warrants, other rights to purchase Capital Stock or other convertible or exchangeable securities if such Capital Stock represent all or a portion of the exercise price thereof or upon the vesting of restricted stock, restricted stock units or similar equity incentives to satisfy tax withholding or similar tax obligations with respect thereto; and

(d)    the payment, by the Borrower, of cash in lieu of the issuance of fractional shares upon the exercise of any option, warrant or similar instrument or upon the conversion or exchange of Capital Stock of the Borrower.

7.9    Prepayment of Indebtedness. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, voluntarily prepay, repurchase, redeem or cause the defeasance of senior notes or senior Indebtedness unless (a) after giving effect to such prepayment, repurchase, redemption or defeasance, (i) the Borrower is in pro forma compliance with the financial covenants in Section 7.1 hereof as of the end of the fiscal quarter of the Borrower ended immediately prior to such prepayment, repurchase, redemption or defeasance (for the avoidance of doubt, in relation to Section 7.1(b), as of such date, the Borrower shall be required to satisfy subclause (i) or (ii) of such section, but not both) and the Borrower has provided an officer’s certificate certifying compliance with such covenants and setting forth the calculations thereof and (ii) the Borrowing Base Debt does not exceed the Borrowing Base, (b) it is refinanced with Permitted Refinancing Indebtedness, or (c) it is prepaid, repurchased or redeemed, or its defeasance is consummated, with the net proceeds of any issuance of common equity of the Borrower after the Closing Date.

7.10    Pension Plan. The Borrower shall not enter into, maintain or make contributions to, or permit any Subsidiary to enter into, maintain or make contributions to, directly or indirectly, any plan that is subject to Title IV of ERISA, except for defined benefit pension plans of any Person formed or acquired, directly or indirectly, by any Loan Party in a Permitted Acquisition, and in each case with prior notice being given to the Administrative Agent of the adoption or assumption of such defined benefit plan.

7.11    Transactions with Affiliates. Except for (a) compensation arrangements in the ordinary course of business with the officers, directors and employees of the Borrower and any Subsidiary, (b) payment pursuant to the Management Services Agreement, dated as of June 20, 2013, by and among the Borrower, each of the subsidiaries of the Borrower signatory thereto and TPG VI Management, LLC, as in effect on the Closing Date, (c) any participation by TPG in equity issuances of the Borrower pursuant to pre-emptive participation rights granted to TPG in accordance with the terms of the stockholders agreement between the Borrower and TPG, or (d) any transactions, payments or transfers among Loan Parties, the Borrower or any other Loan Party shall not enter into any transaction (including, without limitation, the purchase or sale of any property or service) with, or make any payment or transfer to, any Affiliate (or permit any Loan Party to do any of the foregoing) in excess of $1,000,000, except in the ordinary course of business and upon fair and reasonable terms no less favorable to the Borrower or such Loan Party than the Borrower or such Loan Party would obtain in a comparable arms’-length transaction.

7.12    Use of Proceeds. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, use, and the respective directors, officers, employees and agents of the Borrower and its Subsidiaries shall not use, the proceeds of any Loan or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 8.    EVENTS OF DEFAULT; REMEDIES

If any of the following events shall occur and be continuing:

(a)    the Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan, Reimbursement Obligation, any fees hereunder or any other amount payable hereunder or under any other Loan Document within five (5) Business Days after any such interest, fees or other amounts becomes due in accordance with the terms hereof; or

(b)    any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document when made which shall be false or misleading in any material respect when made; or

(c)    any Loan Party shall default in the observance or performance of any covenant contained in Sections 6.3, 6.5 or 6.6, or Section 7; or

(d)    any Loan Party shall default in the observance or performance of any other covenant contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 8), and such default shall continue unremedied for a period of thirty (30) days; or

(e)    any Loan Party shall (i) default in making any payment of any principal of any Indebtedness (including any Contingent Obligation, but excluding the Loans) beyond any applicable period of grace, or (ii) default in making any payment of any interest on any such Indebtedness or Contingent

Obligation set forth in clause (i) beyond the period of grace, if any, provided in the instrument or agreement under which such obligation was created, or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Contingent Obligation set forth in clause (i) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness or Contingent Obligation (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness or Contingent Obligation to become due prior to its stated maturity or (in the case of any Contingent Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness or Contingent Obligations the aggregate outstanding principal amount of which is $15,000,000 or more; or

(f)    (i) the Borrower or any other Loan Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets; or (ii) there shall be commenced against the Borrower or any other Loan Party any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of 60 days; or (iii) there shall be commenced against the Borrower or any other Loan Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any other Loan Party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any other Loan Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or (vi) or the Borrower or any other Loan Party shall make a general assignment for the benefit of its creditors; or

(g)    (i) an ERISA Event or Foreign Plan Event shall have occurred, (ii) a trustee shall be appointed by a United States district court to administer any Pension Plan, (iii) the PBGC shall institute proceedings to terminate any Pension Plan(s), (iv) any Loan Party or any of their respective ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that it has incurred or will be assessed Withdrawal Liability to such Multiemployer Plan and such entity does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner; or (v) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, which could reasonably be expected to result in a Material Adverse Effect; or

(h)    one or more final non-appealable judgments or decrees shall be entered against any Loan Party involving in the aggregate a liability of more than $15,000,000, and all such judgments or decrees shall not have been paid, settled, vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

(i)    any Loan Party shall be found responsible for (A) the release or threatened release by any Loan Party, any of its Subsidiaries or any other Person of any Hazardous Substance into the indoor or outdoor environment, or (B) any violation of any Environmental Law or any federal, state or local health or safety law or regulation, which, in either case of clause (A) or (B), could reasonably be expected to have a Material Adverse Effect; or

(j)    any of the Loan Documents (including the Guarantee Agreement) shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert;

(k)    the guarantee contained in Section 2 of the Guarantee Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

(l)    there shall occur any Change of Control;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to 103% of the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

On and after the occurrence of an Event of Default, the Administrative Agent shall apply all payments in respect of any Obligations in the following order: (i) first, to pay Obligations in respect of (A) any fees, expenses, reimbursements or indemnities then due to the Administrative Agent on a ratable basis, (B) any fees (other than commitment fees and Letter of Credit fees), expenses, reimbursements or indemnities then due to the Lenders and Issuing Lenders and (C) to pay commitment fees, Letter of Credit fees and interest due in respect of Loans and Letters of Credit; (ii) second to the ratable payment or prepayment of principal outstanding on Loans and Letters of Credit; and (iii) third, to the ratable payment of all other Obligations. On or after the occurrence of an Event of Default, all principal payments in respect of Loans shall be applied, first, to repay outstanding ABR Loans and then to repay outstanding Eurodollar Loans, with those that have the earlier expiring Interest Period being repaid prior to those that have later expiring Interest Periods. The order of priority set forth in this paragraph and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the Administrative Agent, the Lenders, and the Issuing Lenders as among themselves. The order of priority set forth in clause (i) may be changed only with the prior written consent of the Administrative Agent and the order of priority of payments in respect of Letters of Credit may be changed only with the prior written consent of the Issuing Lenders.

SECTION 9.    THE ADMINISTRATIVE AGENT

9.1    Appointment. (a) Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

(b)    Each of the Lenders also hereby irrevocably appoints and authorizes the Administrative Agent to hold any security interest created by the Loan Documents for and on behalf of or in trust for such Lender for purposes of acquiring, holding and enforcing any and all Liens on the Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to this Agreement for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Loan Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Section 9 (including Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the Administrative Agent under the Loan Documents. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Administrative Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the secured parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the other Loan Documents and acknowledge and agree that any such action shall bind the Lenders.

9.2    Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Loan Documents or of exercising any rights and remedies thereunder) by or through agents or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in fact selected by it with reasonable care.

9.3    Exculpatory Provisions. Neither the Administrative Agent nor any of its respective officers, directors, employees, agents, advisors, attorneys in fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence, bad faith or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

9.4    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy or email message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower rendered in any legal opinion for the benefit of the Administrative Agent or any Lender), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

9.5    Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

9.6    Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, advisors, attorneys in fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, advisors, attorneys in fact or affiliates.

9.7    Indemnification. The Lenders agree to indemnify the Administrative Agent and its officers, directors, employees, affiliates, agents, advisors and controlling persons (each, an “Agent Indemnitee”) (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Percentage Interests in effect on the date on which indemnification is sought under this Section 9.7, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s gross negligence, bad faith or willful misconduct. The agreements in this Section 9.7 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

9.8    Administrative Agent in Its Individual Capacity. The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Administrative Agent were not an agent hereunder. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.

9.9    Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent , as applicable, upon thirty (30) days’ notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent or under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is thirty (30) days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring

Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 9 and of Section 10.5 shall continue to inure to its benefit. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor and upon the execution and filing or recording of such documents, instruments or notices, as may be necessary or desirable in order to continue the perfection of the Liens granted or purported to be granted by the Loan Documents, the Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent.

9.10    Syndication Agent. The Syndication Agent shall not have any duties or responsibilities hereunder in its capacity as such.

SECTION 10.    MISCELLANEOUS

10.1    Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders) and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, or except in accordance with this Agreement, (A) release all or substantially all of the collateral, if any, provided pursuant to this Agreement or (B) release all or substantially all of the Guarantors from their obligations under the Guarantee Agreement, in each case without the written consent of all Lenders; (iv) amend, modify or waive any provision of Section 2.14 of this Agreement without the written consent of all the Lenders; (v) amend, modify or waive any provision of Section 9 or any other provision of any Loan Document that affects the Administrative Agent without the written consent of the Administrative Agent; (vi) [reserved]; (vii) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lenders; or (viii) amend, modify or waive any rights or obligations of the Administrative Agent without the written consent of the Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent on a subsequent or other Default or Event of Default.

10.2    Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

Borrower:	AV Homes, Inc.
8601 North Scottsdale Road, Suite 225
Scottsdale, AZ 85253
Attention: Michael S. Burnett,
Executive Vice President and Chief Financial Officer
Telecopy: (480) 948-0701
Telephone: (480) 214-7408
Email: M.Burnett@avhomesinc.com

with copies to:

AV Homes, Inc.
8601 North Scottsdale Road, Suite 225
Scottsdale, AZ 85253
Attention: Gary Shullaw,
Executive Vice President and General Counsel
Telecopy: (480) 948-0701
Telephone: (480) 214-7388
Email: g.shullaw@avhomesinc.com

Administrative Agent:

JPMorgan Chase Bank, N.A.
500 Stanton-Christiana Road
NCC5 / 1st Floor
Newark, DE 19713
Attention: Loan & Agency Services Group (Christine Angus)
Telephone: (302) 634-8647
Fax: (201) 244-3628
Email: christine.angus@jpmorgan.com
Group Email: Angus_Directs@jpmorgan.com

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

10.3    No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4    Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

10.5    Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent and the Arrangers for all their reasonable and invoiced out-of-pocket costs and expenses incurred in connection with the syndication, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the administration of the transactions contemplated hereby and thereby, including the reasonable and invoiced fees and disbursements of counsel to the Administrative Agent and Arrangers, and reasonable fees and expenses associated with any of the actions taken under this Agreement in relation to the administration of the Interest Reserve Account; with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse the Administrative Agent and the Lenders for all their respective reasonable and invoiced out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of counsel for the Administrative Agent and the Lenders, (c) to pay, indemnify, and hold each Lender and Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes (but excluding any taxes or increased costs otherwise not subject to the gross-up provided for by Section 2.16(a)), if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, the Issuing Lenders, the Administrative Agent and the Arrangers and their respective officers, directors, employees, affiliates, agents, advisors and controlling persons (each, an “Indemnitee”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Loan Party or any of the properties and the reasonable fees and expenses of legal counsel in connection therewith (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to

Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 10.5 shall be payable not later than thirty (30) days after written demand therefor. Statements payable by the Borrower pursuant to this Section 10.5 shall be submitted to the address of the Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 10.5 shall survive the termination of this Agreement and the repayment of the Loans and all other amounts payable hereunder.

10.6    Successors and Assigns; Participations and Assignments.

(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign, participate or otherwise transfer its rights or obligations hereunder(s) (x) to a Competitor without the Borrower’s written consent or (y) otherwise except in accordance with this Section.

(b)    (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent of:

(A)    the Borrower (such consent not to be unreasonably withheld), provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, or an Approved Fund, or, if an Event of Default has occurred and is continuing, any other Person; provided further that the Borrower shall be deemed to have consented to a proposed assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; and

(B)    the Administrative Agent (such consent not to be unreasonably withheld), provided that no consent of the Administrative Agent shall be required for an assignment by a Lender to an Affiliate of such Lender.

(ii)    Assignments shall be subject to the following additional conditions:

(A)    except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that (1) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(B)    (1) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 and (2) the assigning Lender shall have paid in full any amounts owing by it to the Administrative Agent; and

(C)    the Assignee, if it is not a Lender, shall deliver to the Administrative Agent an administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including federal and state securities laws.

(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, the Assignee shall have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15 and 2.16 (as they relate to any period during which such Lender was a party hereto), and Sections 2.17 and 10.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 10.6.

(iv)    The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). No transfer or assignment of a Lender’s participation hereunder shall be effective unless and until recorded in the Register. The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Lenders and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(v)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 10.6 and any written consent to such assignment required by paragraph (b) of this Section 10.6, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)    (i) Subject to Section 10.6(a)(ii), any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more Persons provided such Persons are a banking institution, life insurance company, or other similar chartered or licensed financial institution that ordinarily is engaged in the business of making real estate loans, or any fund that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Lenders and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to clause (i) of the proviso to the second sentence of Section 10.1 and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.6. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7(b) as though it were a Lender, provided such Participant shall be subject to Section 10.7(a) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(ii)    A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from an adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Closing Date that occurs after the Participant acquired the applicable participation. No Participant shall be entitled to the benefits of Section 2.16 unless such Participant complies with the applicable provisions of Section 2.16 as if it were a Lender.

(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 10.6 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(e)    The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

10.7    Adjustments; Set off.

(a)    Except to the extent that this Agreement or a court order expressly provides for payments to be allocated to a particular Lender, if any Lender (a “Benefitted Lender”) shall receive any payment of all or part of the Obligations owing to it (other than in connection with an assignment made pursuant to Section 10.6), or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b)    In addition to any rights and remedies of the Lenders provided by law, each Lender and its Affiliates shall have the right, without notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any Obligations becoming due and payable by the Borrower (whether at the stated maturity, by acceleration or otherwise but after giving effect to any applicable period of grace), to apply to the payment of such Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender, any Affiliate thereof or any of their respective branches or agencies to or for the credit or the account of the Borrower; provided that if any Defaulting Lender shall exercise any such right of setoff, (i) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of this Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lenders and the Lenders and (ii) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of set off. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such application made by such Lender or its Affiliate, provided that the failure to give such notice shall not affect the validity of such application.

10.8    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by email or facsimile transmission shall be effective as delivery of an original executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

10.9    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.10    Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the

Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

10.11    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

10.12    Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan in the City of New York, and appellate courts from any thereof;

(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right of the Administrative Agent or any of the Lenders to sue in any other jurisdiction; and

(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 10.12 any special, exemplary, punitive or consequential damages.

10.13    Acknowledgements. The Borrower hereby acknowledges and agrees that (a) no fiduciary, advisory or agency relationship between the Loan Parties and the Credit Parties is intended to be or has been created in respect of any of the transactions contemplated by this Agreement or the other Loan Documents, irrespective of whether the Credit Parties have advised or are advising the Loan Parties on other matters, and the relationship between the Credit Parties, on the one hand, and the Loan Parties, on the other hand, in connection herewith and therewith is solely that of creditor and debtor, (b) the Credit Parties, on the one hand, and the Loan Parties, on the other hand, have an arm’s length business relationship that does not directly or indirectly give rise to, nor do the Loan Parties rely on, any fiduciary duty to the Loan Parties or their affiliates on the part of the Credit Parties, (c) the Loan Parties are capable of evaluating and understanding, and the Loan Parties understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement and the other Loan Documents, (d) the Loan Parties have been advised that the Credit Parties are engaged in a broad range of transactions that may involve interests that differ from the Loan Parties’ interests and that the Credit Parties have no obligation to disclose such interests and transactions to the Loan Parties, (e) the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent the Loan Parties have deemed appropriate in the negotiation, execution and delivery of this Agreement and the other Loan Documents, (f) each Credit Party has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by it and the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties, any of their affiliates or any other Person, (g) none of the Credit Parties has any obligation to the Loan Parties or their affiliates with respect to the transactions contemplated by this Agreement or the other Loan Documents except those obligations expressly set forth herein or therein or in any other express writing executed and delivered by such Credit Party and the Loan Parties or any such affiliate and (h) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Credit Parties or among the Loan Parties and the Credit Parties..

10.14    Releases of Guarantees. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by the Borrower having the effect of releasing any guarantee obligations to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document, including Section 6.7 of this Agreement, or that has been consented to in accordance with Section 10.1.

10.15    [Reserved].

10.16    Confidentiality. Each of the Administrative Agent, each Lender and each Issuing Lender agrees to keep confidential all Information (as defined below); provided that nothing herein shall prevent the Administrative Agent or Lender from disclosing any such information (a) to the Administrative Agent any other Lender or any Affiliate thereof, (b) subject to an agreement to comply with the provisions of this Section 10.16, to any actual or prospective Transferee, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its Affiliates, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if required to do so in connection with any litigation or similar proceeding arising under or related to this credit facility, (g) that has been publicly disclosed by a Person other than the Administrative Agent, the Lenders or their respective Affiliates, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (i) in connection with the exercise of any remedy hereunder or under any other Loan Document or (j) if agreed by the Borrower in its sole discretion, to any other Person. “Information” means all information received from any Loan Party relating to the Loan Parties or their business that is designated by such Loan Party as confidential or as material and non-public information, other than any such information that is available to the Administrative Agent, any Issuing Lender or any Lender on a non-confidential basis prior to disclosure by the applicable Loan Party and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry.

Each Lender acknowledges that information furnished to it pursuant to this Agreement or the other Loan Documents may include material non-public information concerning the Borrower and its Affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including federal and state securities laws.

All information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement or the other Loan Documents will be syndicate-level information, which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities. Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its administrative questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including federal and state securities laws.

10.17    WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

10.18    USA Patriot Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

10.19    Acknowledgement of Bail-In Provisions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability;(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

AV HOMES, INC., as Borrower

By:	/s/ Roger A. Cregg
	Name:	Roger A. Cregg
	Title:	President and Chief Executive Officer

[Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent, an Issuing Lender, and as a Lender

By:	/s/ Jaime Gitler
	Name:	Jaime Gitler
	Title:	Vice President

[Credit Agreement]

CITIBANK, N.A., as Syndication Agent and as a Lender

By:	/s/ Michael Vondriska
	Name:	Michael Vondriska
	Title:	Vice President

[Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ William O’Daly
	Name:	William O’Daly
	Title:	Authorized Signatory

By:	/s/ Peter Badal
	Name:	Peter Badal
	Title:	Authorized Signatory

[Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Troy Lyscio
Name: Troy Lyscio
Title: Senior Vice President

[Credit Agreement]

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Rina Kansagra
	Name:	Rina Kansagra
	Title:	Authorized Signatory

[Credit Agreement]

SCHEDULE 1.1A

COMMITMENTS

Lender	Commitment
JPMORGAN CHASE BANK, N.A.	$45,000,000.00
CITIBANK, N.A.	$40,000,000.00
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH	$25,000,000.00
U.S. BANK NATIONAL ASSOCIATION	$25,000,000.00
ROYAL BANK OF CANADA	$20,000,000.00

Total	$155,000,000.00

SCHEDULE 1.1B

EXISTING LIENS

1.	Borrower granted a security interest in all equipment leased to or financed for Borrower by Flexprint, Inc., under that certain Print Plus Program Agreement No. 7775937-001, including all accessories, accessions, replacements, additions, substitutions, add-ons and upgrades thereto, and any proceeds therefrom.

2.	Borrower granted a security interest in all equipment leased to or financed for Borrower by Flexprint, Inc., under that certain Print Plus Program Agreement No. 7775937-007, including all accessories, accessions, replacements, additions, substitutions, add-ons and upgrades thereto, and any proceeds therefrom.

3.	API granted a security interest in (i) all Equipment from time to time between API as lessee and Cisco Systems Capital Corporation as lessor and any and all Schedules from time to time entered into or prepared in connection with any Master Agreement, (ii) all insurance, warranty, rental and other claims and rights to payment and chattel paper arising out of such Equipment, and (iii) all books, records and proceeds relating to the foregoing.

4.	General Electric Capital Corporation filed a lien against Bonterra Builders, LLC in connection with equipment leased to or financed for Bonterra Builders, LLC under that certain Lease and Maintenance Agreement No. 7772083-003 including all accessories, accessions, replacements, additions, substitutions, add-ons and upgrades thereto, and any proceeds therefrom.

5.	Leasing Innovations, Incorporated filed a lien against API in connection with certain equipment leased to API listed on Schedule A to Lease Agreement No. HGF020314-2 and located at Vitalia at Tradition, 10004 SW Oak Tree Circle, Port St. Lucie, FL 34987.

6.	Leasing Innovations, Incorporated filed a lien against API in connection with certain equipment leased to API listed on Schedule A to Lease Agreement No. HGF120714-4 and located at Bellalago, 1200 Lago Vista Court, Kissimmee, FL 34746.

7.	Leasing Innovations, Incorporated filed a lien against API in connection with certain equipment leased to API listed on Schedule A to Lease Agreement No. HGF120614-3 and located at The Palms at Solivita, 1055 San Clemente Ave., Kissimmee, FL 34759.

8.	De Lage Landen Financial Services, Inc. filed a lien against API in connection with certain equipment leased or financed to or for API pursuant to lease number 100-10096245, together with all additions, attachments, accessories and substitutions to or for the same, and all proceeds of the foregoing.

9.

Wells Fargo Financial Leasing, Inc. filed a lien against API in connection with certain equipment leased or financed to or for API, together with all parts, accessories, attachments, substitutions, additional thereto and replacements thereof, and all periodic payments, insurance proceeds or other proceeds and payments due and arising from such equipment.

10.	Edward Don & Company filed a lien against the Borrower in connection with certain equipment financed for the Borrower, together with all additions and accessories, parts, substitutions, products and cash and non-cash proceeds of such equipment, including all accounts and all proceeds of all insurance policies insuring such equipment.

SCHEDULE 1.1C

GUARANTORS

1.	Avatar Properties Inc.

2.	Vitalia at Tradition, LLC

3.	AVH Bethpage, LLC

4.	AVH Carolinas, LLC

5.	AVH North Florida, LLC

6.	AV Homes of Arizona, LLC

7.	AVH EM, LLC

8.	JCH Group LLC

9.	Royal Oak Homes, LLC

10.	Bonterra Builders, LLC

SCHEDULE 1.1D

EXISTING LETTERS OF CREDIT

None.

SCHEDULE 1.1E

ISSUING LENDER ADDRESSES

JPMorgan Chase Bank, N.A.

500 Stanton Christiana Rd.

NCC5 / 1st Floor

Newark, DE 19713

Attention: Loan & Agency Services Group (Christine Angus)

Tel: (302) 634-8647

Fax: 201-244-3628

Email: christine.angus@jpmorgan.com

Group Email: Angus_Directs@jpmorgan.com

SCHEDULE 4.11

PENSION PLANS

None.

SCHEDULE 4.12

SUBSIDIARIES; JOINT VENTURES

(a)	Subsidiaries.

Name	State of Organization	Foreign Jurisdictions	Percentage of Capital Stock Held by Borrower	Percentage of Capital Stock Held by another Subsidiary	Relationship of Holder to Subsidiary	Guarantor or Unrestricted Subsidiary[1]
AV Homes Legacy Developers, Inc.	FL	—	0%	100%	Guarantor	Unrestricted Subsidiary
AV Homes of Arizona, LLC	AZ	—	0%	100%	Guarantor	Guarantor
Avatar Homes of Arizona, Inc.	AZ	—	0%	100%	Unrestricted Subsidiary	Unrestricted Subsidiary
Avatar Properties Inc.	FL	AZ, NH, NJ, NC and SC	100%	0%	N/A	Guarantor
Avatar Retirement Communities, Inc.	DE	AL, AZ, FL	100%	0%	N/A	Unrestricted Subsidiary
AVH Bethpage, LLC	AZ	NC	0%	100%	Guarantor	Guarantor
AVH Carolinas, LLC	AZ	NC	0%	100%	Guarantor	Guarantor
AVH EM, LLC	AZ	—	0%	100%	Guarantor	Guarantor
AVH North Florida, LLC	FL	—	0%	100%	Guarantor	Guarantor
AVH Realty, LLC	FL	—	0%	100%	Guarantor	Unrestricted Subsidiary
Bonterra Builders, LLC	NC	SC	0%	100%	Guarantor	Guarantor
EM 646, LLC	AZ	—	0%	58.1951%	Guarantor	Unrestricted Subsidiary
JCH Construction, LLC	AZ	—	0%	100%	Guarantor	Unrestricted Subsidiary
JCH Construction, LLC	NV	—	0%	100%	Guarantor	Unrestricted Subsidiary
JCH Group LLC	DE	—	0%	100%	Guarantor	Guarantor
JEN Florida II, LLC	DE	—	0%	100%	Guarantor	Unrestricted Subsidiary
Joseph Carl Homes, LLC	NV	—	0%	100%	Guarantor	Unrestricted Subsidiary
Rio Rico Properties Inc.	AZ	—	0%	100%	Guarantor	Unrestricted Subsidiary
Royal Oak Homes, LLC	FL	—	0%	100%	Guarantor	Guarantor
Solivita at Poinciana Golf Club, Inc.	FL	—	0%	100%	Unrestricted Subsidiary	Unrestricted Subsidiary
Solivita at Poinciana Recreation, Inc.	FL	—	0%	100%	Unrestricted Subsidiary	Unrestricted Subsidiary
Solivita at Poinciana, Inc.	FL	—	0%	100%	Unrestricted Subsidiary	Unrestricted Subsidiary
Vitalia at Tradition, LLC	FL	—	0%	100%	Guarantor	Guarantor

[1]	No Unrestricted Subsidiaries are Financial Services Subsidiaries.

(b)	Joint Ventures

Name	State of Organization	Percentage of Capital Stock Held by Borrower	Percentage of Capital Stock Held by another Subsidiary
Fieldstone Land, LLC	FL	0%	20.0000%

SCHEDULE 6.1(f)

FORMAT OF JOINT VENTURE REPORTING

AV Homes

Joint Ventures

DATE:

Joint Venture Name	Market	AV % Ownership	Managing Member	Additional Member(s)	Year Formed	Joint Venture				AV Investment	12 mo. AV Earnings (loss)	Lender
						Asset	Liabilities	Debt	Equity
NAME
NAME
NAME
NAME
NAME
NAME
NAME
NAME
NAME

TOTAL						$0	$0	$0	$0	$0	$0

PLUS AV HOMES SUB DEBT TO JVs										—
LESS IMPAIRMENT

AV HOMES INVESTMENTS IN UNCONSOLIDATED JOINT VENTURES										$0

SCHEDULE 7.3

AMENITIES DISPOSITION

The Borrower may, either directly or through its Subsidiaries, sell, assign, lease or otherwise dispose of its amenity assets in its Solivita and Bellalago communities.

SCHEDULE 7.5

SECURED INDEBTEDNESS

None.

EXHIBIT A

FORM OF GUARANTEE AGREEMENT

[See Attached.]

GUARANTEE AGREEMENT

made by

certain Subsidiaries of AV Homes, Inc.

in favor of

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

Dated as of May 18, 2017

TABLE OF CONTENTS

SECTION 1.	DEFINED TERMS	2
1.1	Definitions	2
1.2	Other Definitional Provisions	3

SECTION 2.	GUARANTEE	3
2.1	Guarantee	3
2.2	Right of Contribution	4
2.3	No Subrogation	4
2.4	Amendments, etc. with respect to the Borrower Obligations	4
2.5	Guarantee Absolute and Unconditional	5
2.6	Reinstatement	5
2.7	Payments	6

SECTION 3.	THE ADMINISTRATIVE AGENT	6
3.1	Duty of Administrative Agent	6
3.2	Authority of Administrative Agent	6

SECTION 4.	MISCELLANEOUS	6
4.1	Subordination	6
4.2	Amendments in Writing	6
4.3	Notices	6
4.4	No Waiver by Course of Conduct; Cumulative Remedies	6
4.5	Enforcement Expenses; Indemnification	6
4.6	Successors and Assigns	7
4.7	Set-Off	7
4.8	Counterparts	7
4.9	Severability	7
4.10	Section Headings	7
4.11	Integration	7
4.12	GOVERNING LAW	8
4.13	Submission To Jurisdiction; Waivers	8
4.14	Acknowledgements	8
4.15	Additional Guarantor	8
4.16	Releases	9
4.17	WAIVER OF JURY TRIAL	9

SCHEDULES
Schedule 1	Notice Addresses

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GUARANTEE AGREEMENT

GUARANTEE AGREEMENT, dated as of May 18, 2017, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Guarantors”), in favor of JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Credit Agreement, dated as of May 18, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among AV HOMES, INC. (the “Borrower”), the Lenders from time to time parties thereto and the Administrative Agent.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each Guarantor;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the Guarantors in connection with the operation of their respective businesses;

WHEREAS, the Borrower and the Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Guarantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Guaranteed Parties;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Guarantor hereby agrees with the Administrative Agent, for the ratable benefit of the Guaranteed Parties, as follows:

SECTION 1.    DEFINED TERMS

1.1    Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b)    The following terms shall have the following meanings:

“Agreement”: this Guarantee Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Borrower Obligations”: the collective reference to the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the

2

then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit, or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

“Guaranteed Parties”: the collective reference to the Administrative Agent, the Lenders and any affiliate of any Lender to which Borrower Obligations or Guarantor Obligations, as applicable, are owed.

“Guarantor Obligations”: with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

“Guarantors”: as defined in the preamble hereto.

1.2    Other Definitional Provisions. (a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2.    GUARANTEE

2.1    Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Guaranteed Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

(b)    Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c)    Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

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(d)    The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.

(e)    No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated.

2.2    Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Lenders, and each Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

2.3    No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

2.4    Amendments, etc. with respect to the Borrower Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the

4

Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.5    Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6    Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

5

2.7    Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the Funding Office.

SECTION 3.    THE ADMINISTRATIVE AGENT

3.1    Duty of Administrative Agent. Neither the Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon the guarantee provided for herein or for any delay in doing so.

3.2    Authority of Administrative Agent. Each Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Guarantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 4.    MISCELLANEOUS

4.1    Subordination. Each Guarantor hereby agrees that, upon the occurrence and during the continuance of an Event of Default, unless otherwise agreed by the Administrative Agent, all Indebtedness owing by it to any Subsidiary of the Borrower shall be fully subordinated to the indefeasible payment in full in cash of such Guarantor’s Guarantor Obligations.

4.2    Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement.

4.3    Notices. All notices, requests and demands to or upon the Administrative Agent or any Guarantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

4.4    No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 4.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

4.5    Enforcement Expenses; Indemnification. (a) Each Guarantor agrees to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights

6

under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent.

(b)    Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to collateral, if any, or in connection with any of the transactions contemplated by this Agreement.

(c)    Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement.

(d)    The agreements in this Section 4.5 shall survive repayment of the Borrower Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

4.6    Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; provided that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

4.7    Set-Off. In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without notice to any Guarantor, any such notice being expressly waived by each Guarantor to the extent permitted by applicable law, upon any Guarantor Obligations becoming due and payable by any Guarantor (whether at the stated maturity, by acceleration or otherwise), to apply to the payment of such Guarantor Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender, any affiliate thereof or any of their respective branches or agencies to or for the credit or the account of such Guarantor. Each Lender agrees promptly to notify the relevant Guarantor and the Administrative Agent after any such application made by such Lender, provided that the failure to give such notice shall not affect the validity of such application.

4.8    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by email or telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

4.9    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4.10    Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

4.11    Integration. This Agreement and the other Loan Documents represent the entire agreement of the Guarantors, the Administrative Agent, and the Lenders with respect to the subject matter

7

hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

4.12    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

4.13    Submission To Jurisdiction; Waivers. Each Guarantor hereby irrevocably and unconditionally:

(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan in the City of New York, and appellate courts from any thereof;

(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at its address referred to in Section 4.3 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right of the Administrative Agent or any of the Lenders to sue in any other jurisdiction; and

(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

4.14    Acknowledgements. Each Guarantor hereby acknowledges that:

(a)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)    neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)    no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Guarantors and the Lenders.

4.15    Additional Guarantor. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 6.7 of the Credit Agreement shall become a Guarantor for all

8

purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

4.16    Releases. (a) At such time as the Loans, the Borrower Obligations and the Guarantor Obligations shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding (or all such outstanding Letters of Credit shall be collateralized in a manner reasonably acceptable to the Issuing Lender), this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party.

(b)    At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least ten Business Days prior (or such other date as agreed by the Administrative Agent) to the date of the proposed release, a written request for release identifying the relevant Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

4.17    WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

9

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee Agreement to be duly executed and delivered as of the date first above written.

Avatar Properties Inc.

By:
Name:
Title:

Vitalia at Tradition, LLC

By:	Avatar Properties Inc.
Its Sole Member

By:
Name:
Title:

AVH Bethpage, LLC

By:	AVH Carolinas, LLC
Its Sole Member
By:	Avatar Properties Inc.
Its Sole Member

By:
Name:
Title:

AVH Carolinas, LLC

By:	Avatar Properties Inc.
Its Sole Member

By:
Name:
Title:

[AV Homes – Guarantee Agreement]

AVH North Florida, LLC

By:	Avatar Properties Inc.
Its Sole Member

By:
Name:
Title:

AV Homes of Arizona, LLC

By:	JCH Group LLC
Its Sole Member
By:	Avatar Properties Inc.
Its Sole Member

By:
Name:
Title:

AVH EM, LLC

By:	JCH Group LLC
Its Sole Member
By:	Avatar Properties Inc.
Its Sole Member

By:
Name:
Title:

JCH Group LLC

By:	Avatar Properties Inc.
Its Sole Member

By:
Name:
Title:

[AV Homes – Guarantee Agreement]

Royal Oak Homes, LLC

By:	Avatar Properties Inc.
Its Sole Member

By:
Name:
Title:

Bonterra Builders, LLC

By:	Avatar Properties Inc.
Its Sole Member

By:
Name:
Title:

JPMorgan Chase Bank, N.A., as Administrative Agent

By:
Name:
Title:

[AV Homes – Guarantee Agreement]

Schedule 1

NOTICE ADDRESSES OF GUARANTORS

[Name of Guarantor]

c/o AV Homes, Inc.

8601 North Scottsdale Road, Suite 225

Scottsdale, AZ 85253

Attention: Michael S. Burnett,

Executive Vice President and Chief Financial Officer

Telecopy: (480) 948-0701

Telephone: (480) 214-7408

Email: M.Burnett@avhomesinc.com

with copies to:

AV Homes, Inc.

8601 North Scottsdale Road, Suite 225

Scottsdale, AZ 85253

Attention: Gary Shullaw,

Executive Vice President and General Counsel

Telecopy: (480) 948-0701

Telephone: (480) 214-7388

Email: g.shullaw@avhomesinc.com

Annex 1 to

Guarantee Agreement

ASSUMPTION AGREEMENT, dated as of             , 20    , made by                      (the “Additional Guarantor”), in favor of JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

W I T N E S S E T H :

WHEREAS, AV HOMES, INC. (the “Borrower”), the Lenders, and JPMORGAN CHASE BANK, N.A., as administrative agent have entered into a Credit Agreement, dated as of May 18, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Guarantor) have entered into the Guarantee Agreement, dated as of May 18, 2017 (as amended, supplemented or otherwise modified from time to time, the “Guarantee Agreement”) in favor of the Administrative Agent for the ratable benefit of the Guaranteed Parties;

WHEREAS, the Credit Agreement requires the Additional Guarantor to become a party to the Guarantee Agreement; and

WHEREAS, the Additional Guarantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Guarantee Agreement. By executing and delivering this Assumption Agreement, the Additional Guarantor, as provided in Section 4.15 of the Guarantee Agreement, hereby becomes a party to the Guarantee Agreement as a Guarantor thereunder, effective as of the date of this Assumption Agreement, with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Guarantee Agreement. The Additional Guarantor hereby represents and warrants that each of the representations and warranties made by the Borrower in Section 4 of the Credit Agreement with respect to the Guarantors is true and correct in all material respects (except any representations and warranties which are qualified by materiality, shall be correct and accurate in all respects) with respect to such Additional Guarantor on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date; provided if any such representations and warranties are expressly made only as of a prior date, such representations and warranties shall be true as of such prior date.

2. Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GUARANTOR]

By:
Name:
Title:

Annex 1-A to

Assumption Agreement

Supplement to Schedule 1

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

This Compliance Certificate is delivered to you by the Borrower pursuant to Sections 6.1(c) and 6.1(g) of the Credit Agreement, dated as of May 18, 2017 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, terms defined therein being used herein as therein defined), among AV HOMES, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto as lenders, including the Issuing Lender (collectively, the “Lenders”), and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”) for the Lenders. This Compliance Certificate relates to the accounting period ending             , 20    . I, the undersigned, on behalf of the Borrower, do certify on behalf of the Borrower that:

1.    I am (a) the Chief Executive Officer, President or an Executive Vice President of the Borrower or (b) an Authorized Financial Officer of the Borrower.

2.    I have reviewed and am familiar with the contents of this Compliance Certificate.

3.    [I, on behalf of the Borrower, have read the Credit Agreement and, based on an examination which I have deemed sufficient to enable me to make an informed statement, there does not exist, as at the end of the accounting period covered by the financial statements delivered by the Borrower pursuant to Section [6.1(a)] [6.1(b)] of the Credit Agreement concurrently with the delivery of this Compliance Certificate, any Default or Event of Default except as set forth below:]1

4.    Attached hereto as Attachment 1 are the computations showing compliance with the covenants set forth in Sections 7.1 and 7.4(g) of the Credit Agreement as of the accounting period set forth above.

[Signature page follows.]

[1]	Not to be included in the Compliance Certificate delivered on the Closing Date pursuant to Section 5.1(g), because absence of Default or Event of Default is covered by Officer’s Certificate delivered pursuant to Section 5.1(f).

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate this      day of             , 20    .

AV HOMES, INC., a Delaware corporation

By:
Name:
Title:

Attachment 1

to Exhibit B

Compliance with Covenants

[To be supplied by Borrower]

EXHIBIT C

FORM OF BORROWING BASE CERTIFICATE

[To be delivered with final form of Borrowing Base Calculations]

[            ], 20[    ]

[LETTERHEAD OF AV HOMES, INC.]

JPMORGAN CHASE BANK, N.A., Administrative Agent

500 Stanton-Christiana Road

NCC5 / 1st Floor

Newark, DE 19713

Attention: Loan & Agency Services Group (Christine Angus)

Telephone: (302) 634-8647

Fax: (201) 244-3628

Email: christine.angus@jpmorgan.com

Group Email: Angus_Directs@jpmorgan.com

Ladies/Gentlemen:

This Borrowing Base Certificate is delivered to you pursuant to Section [5.1(j)]1 [6.1(g)]2 of the Credit Agreement, dated as of May 18, 2017 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, terms defined therein being used herein as therein defined), among AV HOMES, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto as lenders, including the Issuing Lender (collectively, the “Lenders”), and JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”) for the Lenders.

1.	[Name of officer signing on behalf of the Borrower] is a duly elected, qualified and acting Authorized Financial Officer of the Borrower; and

2.	The Borrowing Base as of , 20 (the “Report Date”) and the components thereof are calculated and set forth on Attachment 1 hereto.

[Signature page follows.]

[1]	For Borrowing Base Certificate delivered on the Closing Date.
[2]	For any Borrowing Base Certificate delivered subsequent to the Closing Date.

IN WITNESS WHEREOF, the undersigned has executed this Borrowing Base Certificate this      day of             , 20    .

AV HOMES, INC., a Delaware corporation

By:
Name:
Title:

Attachment 1

to Exhibit C

Borrowing Base Compliance Calculations

[See Attached.]

[Calculations to be provided by the Borrower.]

EXHIBIT D

FORM OF

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into between the Assignor named below (the “Assignor”) and the Assignee named below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrower(s):	AV Homes, Inc.

4.	AdministrativeAgent:	JPMorgan Chase Bank, N.A., as administrative agent under the Credit Agreement

5.	CreditAgreement:	The Credit Agreement dated May 18, 2017 by and among the Borrower, the Lenders parties thereto, including the Issuing Lenders, and the Administrative Agent, as the same may be amended, supplemented, restated or otherwise modified from time to time.

[1]	Select as applicable.

6.	Assigned Interest:

Facility Assigned[2]	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[3]
A.	$	$		%
	$	$		%
	$	$		%

Effective Date:            , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their Affiliates or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

NAME OF ASSIGNOR

By:
Title:

ASSIGNEE

NAME OF ASSIGNEE

By:
Title:

[2]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Commitment,” “Tranche A Term Commitment,” “Tranche B Term Commitment”).
[3]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders.

2

[Consented to and][4] Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By
Title:

[Consented to:][5]

AV HOMES, INC.

By
Title:

[NAME OF ANY OTHER RELEVANT PARTY]

By
Title:

[4]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[5]	To be added only if the consent of the Borrower and/or other parties (e.g. Issuing Lender) is required by the terms of the Credit Agreement.

3

ANNEX 1

Credit Agreement dated May 18, 2017 (the “Credit Agreement”) by and among the AV Homes, Inc. (the “Borrower”), the Lenders parties thereto, including the Issuing Lenders, and JPMorgan Chase Bank, N.A. as the Administrative Agent (in such capacity, the “Administrative Agent”), as the same may be amended, supplemented, restated or otherwise modified from time to time.

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender and (v) if it is a Non-U.S. Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by email or telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT E

FORM OF NEW LENDER SUPPLEMENT

Reference is made to the Credit Agreement, dated as of May 18, 2017 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, terms defined therein being used herein as therein defined), among AV HOMES, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto as lenders, including the Issuing Lender (collectively, the “Lenders”), and JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”) for the Lenders.

Upon execution and delivery of this New Lender Supplement by the parties hereto as provided in Section 2.21 of the Credit Agreement, the undersigned hereby becomes a Lender thereunder having the Commitment set forth in Schedule 1 attached hereto and shall be bound by the obligations in the Credit Agreement as a Lender and entitled to the benefits of the Credit Agreement, effective as of the Increased Facility Closing Date.

THIS NEW LENDER SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

This New Lender Supplement may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page hereof by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this New Lender Supplement to be duly executed and delivered by their proper and duly authorized officers as of this      day of             , 201  .

Name of Lender

By:
Name:
Title:

Accepted and agreed:

AV HOMES, INC.

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

Attachment 1

to Exhibit E

Commitment and Notice Address

1.	Name of Lender:

Notice Address:

Attention:

Telephone:

Facsimile:

Email:

2.	Commitment:

EXHIBIT F-1

FORM OF EXEMPTION CERTIFICATE

(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of May 18, 2017 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, terms defined therein being used herein as therein defined), among AV HOMES, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto as lenders, including the Issuing Lender (collectively, the “Lenders”), and JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”) for the Lenders. [                    ] (the “Non-U.S. Lender”) is providing this certificate pursuant to Section 2.16(d) of the Credit Agreement. The Non-U.S. Lender hereby represents and warrants that:

1.    The Non-U.S. Lender is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate;

2.    The Non-U.S. Lender is not a “bank” for purposes of Section 881(c)(3)(A) of the Code;

3.    The Non-U.S. Lender is not a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code;

4.    The Non-U.S. Lender is not a “controlled foreign corporation” related to the Borrower within the meaning of Section 881(c)(3)(C) of the Code; and

5.    The interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate or in such W-8BEN changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed and delivered as of the date indicated below.

[NAME OF NON-U.S. LENDER]

By:
Name:
Title:

Date:

EXHIBIT F-2

FORM OF EXEMPTION CERTIFICATE

(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of May 18, 2017 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, terms defined therein being used herein as therein defined), among AV HOMES, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto as lenders, including the Issuing Lender (collectively, the “Lenders”), and JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”) for the Lenders and the other agents party thereto. [                    ] (the “Non-U.S. Lender”) is providing this certificate pursuant to Section 2.16(d) of the Credit Agreement. The Non-U.S. Lender hereby represents and warrants that:

1.    The Non-U.S. Lender is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate;

2.    The Non-U.S. Lender’s direct or indirect partners/members are the sole beneficial owners of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate;

3.    Neither the Non-U.S. Lender nor its direct or indirect partners/members that are beneficial owners of the Loan(s) is a “bank” for purposes of Section 881(c)(3)(A) of the Code;

3.    Neither the Non-U.S. Lender nor its direct or indirect partners/members that are beneficial owners of the Loan(s) is a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code;

4.    Neither the Non-U.S. Lender nor its direct or indirect partners/members that are beneficial owners of the Loan(s) is a “controlled foreign corporation” related to the Borrower within the meaning of Section 881(c)(3)(C) of the Code; and

5.    The interest payments in question are not effectively connected with the conduct of a U.S. trade or business by the undersigned nor any of its partners/members that is a beneficial owner of the Loan(s).

The undersigned has furnished, or concurrently herewith furnishes, the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate or in such Form W-8IMY or such Form W-8BEN changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed and delivered as of the date indicated below.

[NAME OF NON-U.S. LENDER]

By:
Name:
Title:

Date:

EXHIBIT F-3

FORM OF EXEMPTION CERTIFICATE

(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of May 18, 2017 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, terms defined therein being used herein as therein defined), among AV HOMES, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto as lenders, including the Issuing Lender (collectively, the “Lenders”), and JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”) for the Lenders and the other agents party thereto. The undersigned is providing this certificate pursuant to Section 2.16(d) of the Credit Agreement. The undersigned hereby represents and warrants that:

1.    It is the sole record owner of the participation in respect of which it is providing this certificate;

2.    Its direct or indirect partners/members are the sole beneficial owners of the participation in respect of which it is providing this certificate;

3.    With respect to such participation, neither the undersigned nor any of its direct or indirect partners/members that are beneficial owners of such participation is a “bank” for purposes of Section 881(c)(3)(A) of the Code;

3.    None of its direct or indirect partners/members that are beneficial owners of the participation is a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code;

4.    None of its direct or indirect partners/members that are beneficial owners of the participation is a “controlled foreign corporation” related to the Borrower within the meaning of Section 881(c)(3)(C) of the Code; and

5.    The interest payments in question are not effectively connected with the conduct of a U.S. trade or business by the undersigned nor any of its partners/members that are beneficial owners of the participation.

The undersigned has furnished the participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate or in such Form W-8IMY or such Form W-8BEN changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed and delivered as of the date indicated below.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:

EXHIBIT F-4

FORM OF EXEMPTION CERTIFICATE

(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of May 18, 2017 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, terms defined therein being used herein as therein defined), among AV HOMES, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto as lenders, including the Issuing Lender (collectively, the “Lenders”), and JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”) for the Lenders and the other agents party thereto. The undersigned is providing this certificate pursuant to Section 2.16(d) of the Credit Agreement. The undersigned hereby represents and warrants that:

1.    It is the sole record and beneficial owner of the participation in respect of which it is providing this certificate;

2.    It is not a “bank” for purposes of Section 881(c)(3)(A) of the Code;

3.    It is not a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code;

4.    It is not a “controlled foreign corporation” related to the Borrower within the meaning of Section 881(c)(3)(C) of the Code; and

5.    The interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate or in such Form W-8BEN changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed and delivered as of the date indicated below.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: